                                                                  Exhibit 10.100

                           PURCHASE AND SALE AGREEMENT

                                 BY AND BETWEEN

                          THI III GL INVESTMENTS L.L.C.

                                    AS SELLER

                                       AND

                           CNL HOTELS & RESORTS, INC.

                                  AS PURCHASER

Definitions

      The following capitalized terms used in this Agreement are defined in the sections indicated below:

2006 Building Estimate                             Section 6.11
2006 Business Plan                                 Section 6.11
Accountants                                        Section 13.7
Adjustment                                         Section 13.7
Agreement                                          Introduction
Amendment to Declaration                           Section 6.12(b)
Amended Settlement Agreement                       Section 6.2(b)
Anti-Money Laundering and Anti-Terrorism Laws      Section 3.14(a)
Apportionment Date                                 Section 13.1
Appurtenances                                      Section 1.1
Broker                                             Section 14.14
Capital Projects                                   Section 6.10
Cash                                               Section 13.10
Closing                                            Section 5.1
Closing Date                                       Section 5.1
Contract Date                                      Introduction
Current Ledger                                     Section 13.3
Deed                                               Section 9.1
Deposit                                            Section 2.3
Development Agreement                              Section 6.9
Development Amount                                 Section 13.9
Development Letter                                 Section 13.10
Environmental Documents                            Section 3.8
Environmental Laws                                 Section 3.8
Equipment Leases                                   Section 1.2
Escrow Agent                                       Section 2.1
Escrow Instructions                                Section 2.3
Excluded Property                                  Section 1.2
Executive Order                                    Section 3.14(a)
Existing Loan                                      Section 5.2
Feasibility Period                                 Section 6.7(b)
FF&E                                               Section 1.2
FF&E Reserves                                      Section 13.10
Fixed Asset Supplies                               Section 1.2
Front Desk Closing Hour                            Section 13.3
Golf Club                                          Section 1.1
Government List                                    Section 3.14(e)
Gross Accounts Receivable                          Section 13.4
Hazardous Substances                               Section 3.8
Improvements                                       Section 1.1
Intangible Property                                Section 1.2
Inventories                                        Section 1.2
JW Marriott                                        Section 1.1
Land                                               Section 1.1
Lender                                             Section 5.2
Lender's Prepayment Consent                        Section 6.8
Management Agreements                              Section 1.2
Management Agreement Assignment                    Section 9.7
Manager                                            Section 1.2

Manager's Consent                                  Section 6.5
Marriott Design                                    Section 6.9
Master Declaration                                 Section 6.3
Operating Lease                                    Section 7.7
Operating Lessee                                   Section 7.7
Owner's Affidavit                                  Section 9.11
Pending Contracts                                  Section 6.1
Percentage Rent Period                             Section 13.1(c)
Permits                                            Section 1.2
Permitted Exceptions                               Section 6.2(a)
Personal Property                                  Section 1.2
Post-Closing Liability Cap                         Section 14.7
Property                                           Section 1.2
Property Documents                                 Section 3.13
PTO Credit                                         Section 13.8
Purchase Price                                     Section 2.1
Purchaser                                          Introduction
Purchaser Closing Certificate                      Section 9.11
Purchaser Loan Termination Cost                    Section 5.2
Reserves                                           Section 1.2
Resort                                             Section 1.1
Ritz-Carlton                                       Section 1.1
Rooms Agreements                                   Section 1.2
Scheduled Personalty                               Section 1.2
Seller                                             Introduction
Seller's Closing Certificate                       Section 9.11
Seller's Post-Closing Obligations                  Section 14.7
Service Contracts                                  Section 1.2
Settlement Agreement                               Section 6.2(b)
Spa                                                Section 1.1
Space Leases                                       Section 1.2
Stormwater Management System Declaration           Section 6.12
Survey                                             Section 3.22
Survival Period                                    Section 14.1
Tax Appeal                                         Section 13.1(a)
Termination Notice                                 Section 6.7(b)
Threshold                                          Section 14.7
Title Commitment                                   Section 3.13
Uniform System of Accounts                         Section 1.2
WARN                                               Section 14.22
Warranties                                         Section 9.10

                           PURCHASE AND SALE AGREEMENT

      THIS PURCHASE AND SALE AGREEMENT (this "AGREEMENT") is executed as of the ____ day of December, 2005 (the "CONTRACT DATE") by and between THI III GL INVESTMENTS L.L.C., a Delaware limited liability company (the "SELLER"), and CNL HOTELS & RESORTS, INC., a Maryland corporation (the "PURCHASER").

                                    ARTICLE I
                                      SALE

      Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell and convey to Purchaser, and Purchaser agrees to buy from Seller:

      1.1 RESORT. All those certain parcels of land situated in Orlando, Florida, commonly known as Grande Lakes Orlando, as described on EXHIBIT A attached hereto (the "LAND"), including all right, title and interest of Seller, if any, in and to the land lying in the bed of any street or highway in front of or adjoining each such parcel to the center line thereof, all water and mineral rights, development rights and all easements, rights and other interests appurtenant thereto (the "APPURTENANCES"), and together with all buildings and other improvements that are located thereon, including, without limitation, the approximately 998-room JW Marriott Hotel (the "JW MARRIOTT"), the approximately 584-room Ritz-Carlton Hotel (the "RITZ-CARLTON"), a spa containing approximately 41,000 square feet (the "SPA"), the Ritz-Carlton Golf Club, including the 18-hole golf course, practice facilities, a club house containing approximately 10,800 square feet, pro-shop and other indoor and outdoor amenities (the "GOLF CLUB"), and all elevators, escalators, furnaces, heating, ventilating and air-conditioning systems and equipment, fixtures, electrical equipment, fire prevention and extinguishing apparatus located therein (the "IMPROVEMENTS"). The Land, the Appurtenances and the Improvements collectively are referred to herein as the "RESORT."

      1.2 PERSONAL PROPERTY. All of Seller's right, title and interest, if any, in the following personalty: (a) all furniture, furnishings, fixtures (other than those which are part of the Improvements), vehicles, rugs, mats, carpeting, appliances, devices, engines, telephone and other communications equipment, televisions and other video equipment, plumbing fixtures and other equipment located in or related to the Resort, excluding property described in the Equipment Leases (the "FF&E"); (b) the leases of equipment, furnishings or other personal property located at, and used in connection with, the operation of the Resort, as listed on EXHIBIT B attached hereto (the "EQUIPMENT LEASES"); (c) all items included within the definition of "Property and Equipment" under the Uniform System of Accounts for the Lodging Industry, Ninth Revised Edition, 1996, as published by the Hotel

Association of New York City, Inc. (the "UNIFORM SYSTEM OF ACCOUNTS"), including, without limitation, works of art, silver, linen, china, mattresses, bed linens, pillows, blankets, towels, toiletries, glassware, appliances, utensils, cookware, tableware, and uniforms and similar items, whether in use or held in stock for future use, in connection with the operation of the Resort, subject to such depletion and including such resupplies prior to the Closing Date as shall occur in the ordinary course of business (the "FIXED ASSET SUPPLIES"); (d) all "Inventories" as defined in the Uniform System of Accounts, such as liquor and other provisions in storerooms, refrigerators, pantries, and kitchens, beverages in wine cellars, bars, and mini bars, other merchandise intended for sale or resale, fuel, mechanical supplies, stationery and other paper supplies, guest supplies, maintenance and housekeeping supplies, operating supplies and other expensed supplies and similar items (the "INVENTORIES"), provided that to the extent that any applicable law prohibits the transfer of alcoholic beverages from Seller to Purchaser, such beverages shall not be considered a part of Inventories; (e) the service, maintenance and other agreements in connection with the operation of the Resort identified in EXHIBIT C attached hereto (the "SERVICE CONTRACTS"); (f) the leases, licenses, concessions and other agreements granting any occupancy, possessory or entry rights in or to the Resort, identified in EXHIBIT D attached hereto (the "SPACE LEASES"), including any prepaid rents or deposits held by Seller (or Marriott International, Inc. ("MANAGER")) thereunder; (g) the corporate, airline, bus, tour operator, barter and similar agreements identified in EXHIBIT E attached hereto, pursuant to which third parties have been given certain rights to rooms or services at the Resort from and/or after the Closing Date (the "ROOMS AGREEMENTS"); (h) the aggregate amount of any deposits received by Seller (whether paid in cash or by credit card) as a downpayment for reservations made for rooms, banquets, meals or other services to be supplied from and/or after the Closing Date; (i) to the extent in Seller's possession, surveys, architectural, consulting and engineering blueprints, plans and specifications and drawings related to the Resort, all telephone numbers, websites and domains (including access to FTP file content) (to the extent such websites and domains are owned by Seller and not Manager), trade names, logos, signage rights, warranties, all non-proprietary customer and guest lists and information and any goodwill of Seller; (j) the Management Agreements and other related documents set forth on EXHIBIT G attached hereto (collectively, the "MANAGEMENT AGREEMENTS"); (k) to the extent assignable, all licenses, permits, authorizations and approvals necessary for the operation of the Resort (the "PERMITS"); (l) development rights, vested rights, benefits, privileges, exceptions, authorizations and any and all entitlements (including expansion entitlements), all guarantees, books and records maintained at the Property (provided that Seller may retain duplicate copies thereof), and all rights of Seller, if any, to pursue claims against Marriott Design, architects, contractors or suppliers in connection with the original construction of the Resort (collectively, the "INTANGIBLE PROPERTY"); (m) any and all other items of personalty located on, and used in connection with the operation of, the Resort, but excluding (i) accounts receivable for periods prior to

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and including the Apportionment Date; (ii) property of guests; (iii) items owned by the Manager and tenants, occupants or concessionaires under the Space Leases or other third parties as listed on EXHIBIT AA attached hereto (the "SCHEDULED PERSONALTY"); (iv) tax deposits, including, without limitation, sales tax deposits, utility deposits and other deposits held by parties other than Seller, except for any transferable deposits assigned to Purchaser, for which Seller is to be reimbursed as herein provided; (v) any working capital or other tax, insurance, FF&E, capital improvement and/or other escrows, impounds or reserves held by the Lender, the Manager or any other party (collectively, the "RESERVES"), except to the extent such items are specifically assigned to Purchaser and for which Seller is reimbursed; and (vi) any balances on deposit with banking institutions relating to the Resort, including amounts held in "house banks", except to the extent such items are specifically assigned to Purchaser and for which Seller is reimbursed (all of the foregoing items (i) -
(vi) above, being collectively referred to as the "EXCLUDED PROPERTY") (all of the foregoing items (a) - (m) above other than the Excluded Property, being collectively referred to as, the "PERSONAL PROPERTY"). The Personal Property and the Resort collectively are referred to herein as the "PROPERTY."

                                   ARTICLE II
                                 PURCHASE PRICE

      2.1 PURCHASE PRICE. (a) In accordance with the terms of this Agreement, Seller shall sell and Purchaser shall buy the Property for a total purchase price of Seven Hundred Fifty-Five Million and no/100 Dollars ($755,000,000.00), subject to adjustment as described in Article XIII below (the "PURCHASE PRICE"), payable to Seller on the Closing Date by a wire transfer to The Talon Group, a division of First American Title Insurance Company (the "ESCROW AGENT").

      2.2 ALLOCATION OF PURCHASE PRICE. The parties agree to allocate the Purchase Price among the Resort and various items of Personal Property during the Feasibility Period. Such allocation shall be arrived at by a process of arm's-length negotiations, including, without limitation, the parties' best judgment as to the fair market value of each respective asset, and the parties specifically agree to the allocation as final and binding, and will consistently reflect those allocations on their respective federal, state and local tax returns, including any state, county and other local transfer or sales tax declarations or forms to be filed in connection with this transaction, which obligations shall survive the Closing. In the event that the parties are unable to agree in good faith to an allocation of the Purchase Price during the Feasibility Period, and Purchaser does not deliver a Termination Notice to Seller pursuant to the terms of Section 6.7(b) hereof, the allocation of the Purchase Price set forth on EXHIBIT F attached hereto shall control.

      2.3 DEPOSIT. Simultaneously with the execution and delivery of this Agreement, Purchaser shall deliver to Escrow Agent a deposit (together with any interest earned thereon, the "DEPOSIT") in the amount of Fifteen Million and no/100 Dollars ($15,000,000.00), comprised of immediately available funds. Escrow Agent shall hold the Deposit in accordance with the form of escrow instructions (the "ESCROW INSTRUCTIONS") attached hereto as EXHIBIT H.

                                   ARTICLE III
               SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

      In order to induce Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents and warrants to, and covenants with, Purchaser as follows:

      3.1 GOOD STANDING. Seller is a limited liability company, duly organized, and legally and validly existing and in good standing under the laws of State of Delaware and is qualified to do business and in good standing in the State of Florida.

      3.2 TITLE. Seller owns good and marketable title to the Resort, which shall be subject only to the Permitted Exceptions on the Closing Date. Seller owns the Personal Property, which shall be subject only to the Permitted Exceptions on the Closing Date.

      3.3 DUE AUTHORIZATION. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been authorized by all requisite limited liability company actions of Seller (none of which actions have been modified or rescinded, and all of which actions are in full force and effect) and the individuals executing this Agreement on behalf of Seller have full power and authority to do so. This Agreement constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

      3.4 SPACE LEASES. There are no leases, licenses, concessions or any other agreements giving anyone other than Seller and transient hotel guests a right to use or occupy any Property or any part thereof, except for the Space Leases. To Seller's knowledge, each of the Space Leases is in full force and effect. Seller has not received any written notice from any tenant under any Space Lease alleging that Seller is in default or breach thereunder. To Seller's knowledge, there is no state of facts which, after notice or the passage of time, or both, would constitute a material default or breach by any tenant under any Space Lease. True and complete copies of each Space Lease identified on EXHIBIT D have been provided to Purchaser.

      3.5 EQUIPMENT LEASES, SERVICE CONTRACTS AND ROOMS AGREEMENTS. True and complete copies of each of the Equipment Leases, Service Contracts and Rooms Agreements identified on EXHIBITS B, C AND E, respectively, have been provided to Purchaser. To Seller's knowledge, there are no material Equipment Leases, Service Contracts or Rooms Agreements except as set forth on EXHIBITS B, C AND E (materiality being applied in the aggregate) and each of the Equipment Leases, Service Contracts and Rooms Agreements are in full force and effect and there are no material defaults thereunder.

      3.6 LITIGATION. There are no actions, suits, arbitrations, governmental investigations, bankruptcy or execution proceedings or other proceedings pending or, to Seller's knowledge, threatened against Seller or to Seller's knowledge, Manager (solely with respect to its management of the Property), or affecting the Property before any court or governmental authority other than as set forth on EXHIBIT N.

      3.7 CONDEMNATION ACTIONS. There are no pending or, to Seller's knowledge, threatened condemnation actions of any nature with respect to the Property or any part thereof.

      3.8 HAZARDOUS MATERIALS. The documents identified on EXHIBIT I attached hereto are referred to as the "Environmental Documents." Except as described in the Environmental Documents, to Seller's knowledge, there is no violation of any Environmental Law with respect to the Property. Seller makes no representations or warranties whatsoever as to the accuracy of the information in the Environmental Documents (including, without limitation, whether the Environmental Documents are complete with regard to identifying, characterizing the extent of or remediation of Hazardous Substances at the Property), and makes no representation as to the environmental condition of the Property, except as expressly set forth above. Purchaser acknowledges that it has hired environmental consultants and counsel to make an independent analysis of information in the Environmental Documents and to make an independent inspection of the Property with respect to environmental conditions. As used herein, "ENVIRONMENTAL LAWS" shall mean all federal state and local laws, statues, rules, codes, ordinances, regulations, orders, judgments, decrees, binding and enforceable guidelines, policies or common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment in each case, to the extent binding, relating to the environment, the protection of health or Hazardous Substances, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act, 42 USC Section 9601 et seq.; the Resource Conservation and Recovery Act, 42 USC Section 6901 et seq.; the Federal Water Pollution Control Act, 33 USC Section 1251 et seq.; the Toxic Substances Control Act, 15 USC Section 2601 et seq.; the Clean Air Act, 42 USC
Section 7401 et seq.; the Safe Drinking Water act, 42

USC Section 3803 et seq.; the Oil Pollution Act of 1990, 33 USC Section 2701 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 USC
Section 11001 et seq.; the Hazardous Material Transportation Act, 49 USC Section 1801 et seq.; and the Occupational Safety and Health Act, 29 USC Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Substances); any state, local or foreign counterparts or equivalents, in each case as amended from time to time. As used herein, "HAZARDOUS SUBSTANCES" shall mean (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable law or regulations as "hazardous substances," hazardous materials," "hazardous wastes," "toxic substances," "pollutants," "contaminants" or other similar term intended to define, list or classify a substance by reason of such substance's ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "EP toxicity", (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, (d) asbestos in any form,
(e) polychlorinated biphenyls, (f) mold, mycotoxins or microbial matter (naturally occurring or otherwise) and (g) infectious waste.

      3.9 MANAGEMENT AND FRANCHISE AGREEMENTS. There are no management contracts or franchise agreements relating to the Property other than the Management Agreements. Each of the Management Agreements is in full force and effect, and Seller has not received any written notice from Manager alleging Seller is in default or breach thereunder. Subject to Seller's receipt, and the effectiveness, of the Manager's Consent, to Seller's knowledge, there is no state of facts which, after notice or passage of time, or both, would constitute a material default or breach by Manager under the Management Agreements.

      3.10 LICENSES AND PERMITS. To Seller's knowledge, all required certificates of occupancy for the Property, and all other Permits necessary for the operation of the Property have been validly issued and are in good standing.

      3.11 NO VIOLATIONS. Seller has not received any written notification from any governmental or public authority (i) that the Property is in violation of any applicable laws, including, without limitation, any fire, health, building, use, occupancy or zoning laws, where such violation remains outstanding, or (ii) that any work is required to be done upon or in connection with the Property, where such work remains outstanding, except for work to be performed as required pursuant to that certain Notice of Elevator Regional Emergency Access/Fire Key Requirements received from the Florida Department of Business and Professional Regulation, a copy of which has been provided to Purchaser.

      3.12 OPERATING STATEMENTS. To Seller's knowledge, the operating statements listed on EXHIBIT CC attached hereto, copies of which have been provided to Purchaser, were prepared in accordance with the requirements of the Management Agreements and accurately and completely reflect, in all material respects, the revenue, expenses, income and operating liabilities for the Property for the periods covered thereby.

      3.13 PROPERTY DOCUMENTS. Except for the Amended Settlement Agreement, the Amendment to the Declaration or otherwise as disclosed in Commitment No. FA-C-204095 from First American Title Insurance Company dated November 18, 2005, obtained by Purchaser for the Resort (the "TITLE COMMITMENT") or in the documents described on EXHIBIT BB attached hereto, copies of which have been provided to Purchaser (the "PROPERTY Documents"), Seller has made no commitments or agreements that would be binding upon Purchaser with any governmental or quasi-governmental authority, community organization, adjacent property owner or other person or entity that would reasonably be expected to adversely affect the use or operation of the Property as a resort.

      3.14 MONEY LAUNDERING. (a) Seller, its principal partners, principal investors, principal shareholders and affiliates are not in violation of any laws relating to terrorism, money laundering of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Action of 2001, Public Law 107-56 and Executive Order No. 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) (the "EXECUTIVE ORDER") (collectively, the "ANTI-MONEY LAUNDERING AND ANTI-TERRORISM LAWS"). As such term is used in this Agreement, a "principal" investor or "principal" shareholder shall mean any person or entity holding more than five percent (5%) of the equity interests in Seller or Purchaser, as applicable.

            (b) Seller, its principal partners, principal investors, principal shareholders and affiliates are not acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including, without limitation, those persons or entities that appear on the Annex to the Executive Order, or are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time.

            (c) Seller, its principal partners, principal investors, principal shareholders and affiliates and, without inquiry, its brokers or other agents, in any capacity in connection with the purchase of Property (i) do not conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person included in the lists set forth in the preceding paragraph; (ii) do not deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or

(iii) do not engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Money Laundering and Anti-Terrorism Laws.

            (d) Seller understands and acknowledges that Purchaser may become subject to further anti-money laundering regulations, and agrees to execute instruments, provide information, or perform any other acts as may reasonably be requested by Purchaser, for the purpose of: (i) carrying out due diligence as may be required by applicable law to establish Seller's identity and source of funds; (ii) maintaining records of such identities and sources of funds, or verifications or certifications as to the same; and (iii) taking any other actions as may be required to comply with and remain in compliance with anti-money laundering regulations applicable to Seller.

            (e) Neither Seller, nor any person controlling or controlled by Seller, is a country, territory, individual or entity named on a Government List (defined below), and the monies used in connection with this Agreement and amounts committed with respect thereto, were not and are not derived from any activities that contravene any applicable anti-money laundering or anti bribery laws and regulations (including, without limitation, funds being derived from any person, entity, country or territory on a Government List or engaged in any unlawful activity defined under 18 USC Section 1956(c)(7)). For purposes of this Agreement, "GOVERNMENT LIST" means of any of (a) the two lists maintained by the United States Department of Commerce (Denied Persons and Entities), (b) the list maintained by the United States Department of Treasury (Specially Designated Nationals and Blocked Persons) and (c) the two lists maintained by the United States Department of State (Terrorist Organizations and Debarred Parties).

      3.15 TAXES. All taxes, including those covered by returns, required of Seller for the Property (including, without limitation, for sales, use or occupancy taxes) have been paid (and such returns filed) or, if not now due, will be paid (and such returns filed) by Seller in a timely manner and in good faith. All taxes which are due as of the Closing Date have been paid, or in the case of taxes due after the Closing Date, such taxes shown thereon shall be paid by or on behalf of Seller in a timely manner.

      3.16 NO CONFLICT. Provided that the Lender's Prepayment Consent and the Manager's Consent are obtained and remain effective, the execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not conflict with, breach, result in a default under, or violate any commitment, document or instrument to which Seller is a party or by which it is bound, which would preclude the performance of Seller's obligations hereunder.

      3.17 TAXES AND ASSESSMENTS. Seller has not received written notice from any applicable governmental authority of a proceeding or intention to create any new assessment district that would include the Resort or any part thereof.

      3.18 EMPLOYEE MATTERS. Seller does not have any employees at the Property. Further, all obligations for Resort employees for which Seller is responsible under the Management Agreements shall be discharged and fully paid, or prorated in accordance with the provisions of Article XIII hereof, as of the Closing Date.

      3.19 INSURANCE COMPANY NOTICES. Neither Seller nor to Seller's knowledge, Manager, has received written notice from any insurance company of any defects or inadequacies in the Resort that any such insurance company has advised Seller or to Seller's knowledge, Manager, if not corrected would result in a termination of the existing insurance coverage with respect to the Resort or any material increase in the premiums payable thereunder.

      3.20 DEVELOPER/DECLARANT RIGHTS/AMENDMENTS. Except pursuant to materials that have been provided to Purchaser as described in Section 3.23(d), Seller has not assigned any of its rights or interests as Developer (as defined in the Stormwater Management System Declaration) in and to the Stormwater Management System Declaration or as Declarant (as defined in the Master Declaration) under the Master Declaration. Further, except as described in the Title Commitment or other materials provided to Purchaser, the Master Declaration and Stormwater Management System Declaration have not been amended or modified since their execution. The Architectural Design Standards and Guidelines (as defined in the Master Declaration) have not been agreed to or approved by Seller.

      3.21 OCCASIONAL SALE EXCEPTION. With respect to any sales tax that might otherwise be due in connection with the sale and transfer of any Personal Property, Seller represents and warrants that (i) as of the Closing Date, Seller will not have made or consummated more than one (1) sale or series of sales of any FF&E, Fixed Asset Supplies or Inventories within the prior twelve (12) month period, and (ii) as of the Closing Date, Seller will have paid all applicable Florida sales or use tax on its purchase of all FF&E, Fixed Asset Supplies or Inventories prior to the Closing Date.

      3.22 SURVEY. To Seller's knowledge, except for work relating to the "parking lot turn around" at the JW Marriott and work performed in connection with the project described in the Development Agreement, since the date of that certain ALTA/ACSM Land Title Survey prepared by Donald W. McIntosh Associates, Inc. dated March 21, 2005 (17 pages) (the "SURVEY"), no work has been undertaken by or on behalf of Seller at the Resort which would cause additional exceptions to be shown on a survey which are not otherwise shown on the Survey.

      3.23 CERTAIN LIMITATIONS ON SELLER'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller set forth in this Article III are subject to the following express limitations:

            (a) The expiration or termination of any Space Lease, Equipment Lease, Rooms Agreement or Service Contract shall not affect the obligations of Purchaser hereunder or render any representation or warranty of Seller untrue;

            (b) To the extent that Purchaser knows or is "deemed to know" prior to the Closing Date that Seller's representations and warranties are inaccurate, untrue or incorrect in any way, and Purchaser nevertheless proceeds with the consummation of the Closing, such representations and warranties shall be deemed modified to reflect Purchaser's knowledge or deemed knowledge, as the case may be, and Purchaser shall not be entitled to assert a claim for breach thereof by Seller following Closing. For purposes of this Agreement, Purchaser shall be "deemed to know" that a representation or warranty is untrue, inaccurate or incorrect to the extent that this Agreement, the due diligence materials provided to Purchaser as described in Section 3.23(d), any title commitment obtained by Purchaser, any updated Survey or new survey, any UCC search obtained by Purchaser, or studies, tests, reports, or analyses prepared by or for Purchaser or any of its employees, agents, representatives or attorneys contain information that is inconsistent with such representation or warranty.

            (c) For purposes of this Agreement, "to Seller's knowledge", "to the knowledge of Seller", or "known to Seller" (or words of similar meaning) shall mean to the actual knowledge of Lee Pillsbury, Carroll Warfield, Martin Reid, David Weymer and George Dabney, after due inquiry of Marc Hoffman, the managing director of the Resort, but otherwise without independent investigation or inquiry by such individual and without any imputation to such individual or to Seller whatsoever.

            (d) For purposes of this Agreement, any document shall be deemed to have been provided by Seller to Purchaser if such materials have been provided to Purchaser at the Property, directly provided to Purchaser, or posted on the website of the Broker; and

            (e) Seller's liability shall be limited as set forth in Section
14.7.

                                   ARTICLE IV
              PURCHASER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

      In order to induce Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser represents and warrants to, and covenants with, Seller as follows:

      4.1 GOOD STANDING. Purchaser is a corporation duly organized, and legally and validly existing and in good standing under the laws of Maryland and is, or as of the Closing Date shall be, qualified to do business in the State of Florida.

      4.2 DUE AUTHORIZATION. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been authorized by all requisite corporate actions of Purchaser (none of which actions have been modified or rescinded, and all of which actions are in full force and effect). The individuals executing this Agreement on behalf of Purchaser have full power and authority to do so. This Agreement constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

      4.3 LITIGATION. There are no actions, suits, arbitrations, governmental investigations, bankruptcy or execution proceedings or other proceedings pending or, to Purchaser's knowledge, threatened against Purchaser before any court or governmental authority which would have a material adverse effect on Purchaser's ability to enter into, or perform its obligations under, this Agreement.

      4.4 MONEY LAUNDERING. (a) Purchaser, its principal partners, principal investors, principal shareholders and affiliates are not in violation of any Anti-Money Laundering and Anti-Terrorism Laws.

            (b) Purchaser, its principal partners, principal investors, principal shareholders and affiliates are not acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including, without limitation, those persons or entities that appear on the Annex to the Executive Order, or are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time.

            (c) Purchaser, its principal partners, principal investors, principal shareholders or affiliates and, without inquiry, its brokers or other agents, in any capacity in connection with the purchase of Property (i) do not conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person included in the lists set forth in the preceding paragraph; (ii) do not deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or

(iii) do not engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Money Laundering and Anti-Terrorism Laws.

            (d) Purchaser understands and acknowledges that Seller may become subject to further anti-money laundering regulations, and agrees to execute instruments, provide information, or perform any other acts as may reasonably be requested by Seller, for the purpose of: (i) carrying out due diligence as may be required by applicable law to establish Purchaser's identity and source of funds; (ii) maintaining records of such identities and sources of funds, or verifications or certifications as to the same; and (iii) taking any other actions as may be required to comply with and remain in compliance with anti-money laundering regulations applicable to Purchaser.

            (e) Neither Purchaser, nor any person controlling or controlled by Purchaser, is a country, territory, individual or entity named on a Government List, and the monies used in connection with this Agreement and amounts committed with respect thereto, were not and are not derived from any activities that contravene any applicable anti-money laundering or anti bribery laws and regulations (including, without limitation, funds being derived from any person, entity, country or territory on a Government List or engaged in any unlawful activity defined under 18 USC Section 1956(c)(7)).

            4.5 PURCHASER'S KNOWLEDGE. For purposes of this Article IV, "to Purchaser's knowledge", "to the knowledge of Purchaser", or "known to Purchaser" (or words of similar meaning) shall mean to the actual knowledge of Marcel Verbaas, without independent investigation or inquiry by such individual and without any imputation to such individual or to Purchaser whatsoever.

            4.6 DISCLAIMERS. (a)PURCHASER ACKNOWLEDGES THAT IT HAS HAD TIME TO INSPECT, EXAMINE AND INVESTIGATE THE PROPERTY AND TO REVIEW THE DUE DILIGENCE DATA RELATING THERETO. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, PURCHASER REPRESENTS, WARRANTS AND AGREES THAT PURCHASER IS RELYING SOLELY ON ITS OWN INSPECTIONS, EXAMINATIONS AND INVESTIGATIONS AND SELLER'S REPRESENTATIONS EXPRESSLY SET FORTH IN THIS AGREEMENT IN MAKING THE DECISION TO PURCHASE THE PROPERTY.

            (b) PURCHASER IS PURCHASING THE PROPERTY IN ITS "AS IS" CONDITION "WITH ALL FAULTS" AND WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTIES OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, CONCERNING THE PROPERTY FROM OR ON BEHALF OF SELLER EXCEPT AS MAY BE EXPRESSLY SET FORTH HEREIN

OR ON THE EXHIBITS ATTACHED HERETO. PURCHASER ACKNOWLEDGES THAT, EXCEPT AS MAY BE EXPRESSLY SET FORTH HEREIN OR ON THE EXHIBITS ATTACHED HERETO, SELLER HAS NOT, DOES NOT AND WILL NOT MAKE ANY REPRESENTATIONS, WARRANTIES OR GUARANTIES, OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, CONCERNING THE PROPERTY, INCLUDING, WITHOUT LIMITATION, (I) THE STRUCTURAL ELEMENTS, FOUNDATIONS, ROOFS, APPURTENANCES, ACCESS, LANDSCAPING, PARKING FACILITIES, ELECTRICAL, MECHANICAL, HVAC, PLUMBING, SEWAGE OR UTILITY SYSTEMS, FACILITIES OR APPLIANCES ON THE REAL ESTATE OR ANY PORTION THEREOF, (II) THE QUALITY, NATURE, ADEQUACY OR PHYSICAL CONDITION OF SOILS OR GROUND WATER AT OR UNDER THE LAND, (III) THE EXISTENCE, QUALITY, NATURE, ADEQUACY OR PHYSICAL CONDITION OF ANY UTILITY SERVING THE PROPERTY, (IV) THE PROPERTY TAXES NOW OR HEREAFTER PAYABLE ON THE PROPERTY OR THE VALUATION OF THE PROPERTY FOR PROPERTY TAX PURPOSES, (V) THE DEVELOPMENT POTENTIAL OF THE PROPERTY OR THE HABITABILITY, MERCHANTABILITY OR FITNESS, SUITABILITY OR ADEQUACY OF THE PROPERTY OR ANY PORTION THEREOF FOR ANY PARTICULAR USE OR PURPOSE, (VI) THE ZONING OR OTHER LEGAL STATUS OF THE PROPERTY, (VII) THE COMPLIANCE BY THE PROPERTY OR OF THE BUSINESS CONDUCTED THEREON, OR ANY PORTION THEREOF, WITH ANY APPLICABLE CODES, LAWS, REGULATIONS, STATUTES, ORDINANCES, COVENANTS, CONDITIONS OR RESTRICTIONS OF ANY GOVERNMENTAL OR QUASI-GOVERNMENTAL ENTITY OR OF ANY OTHER PERSON OR ENTITY, (VIII) THE QUALITY OF ANY LABOR OR MATERIALS RELATING IN ANY MANNER TO THE PROPERTY, (IX) THE CONDITION OF TITLE TO THE PROPERTY OR THE NATURE, STATUS AND EXTENT OF ANY LEASE, ENCUMBRANCE OR OTHER MATTER AFFECTING TITLE TO THE PROPERTY, OR (X) THE ENVIRONMENTAL CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ITS COMPLIANCE WITH ENVIRONMENTAL LAWS AND THE PRESENCE OR ABSENCE OF HAZARDOUS SUBSTANCES.

            (c) PURCHASER AGREES THAT SELLER SHALL NOT BE LIABLE TO PURCHASER FOR ANY PROSPECTIVE OR SPECULATIVE PROFITS, OR SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON CONTRACT, TORT OR NEGLIGENCE OR IN ANY OTHER MANNER ARISING FROM THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. THE PROVISIONS OF THIS SECTION 4.6 SHALL SURVIVE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

                                    ARTICLE V
                                     CLOSING

      5.1 CLOSING. The consummation of the purchase and sale of the Property as contemplated by this Agreement (the "CLOSING") shall take place at 10:00 a.m. on February 24, 2006 (the "CLOSING DATE") at the offices of Lowndes, Drosdick, Doster, Kantor & Reed, P.A., 215 N. Eola Drive, Orlando, Florida 32801. All of Seller's deliveries and the Purchase Price shall be delivered in escrow to the Escrow Agent. All transactions at the Closing shall be interdependent and are to be considered simultaneous, so that none are effective until all are effective.

      5.2 COSTS. Seller shall pay for the documentary stamp taxes and recording fees for the Deed associated with the Closing. Purchaser shall pay for (i) title insurance (including any title premiums) and the cost to update the Survey, (ii) all intangible taxes and documentary stamp taxes payable in connection with any mortgage obtained by Purchaser, (iii) all other costs associated with its financing, and (iv) all costs associated with its due diligence review of the Property. In connection with the prepayment and termination of that certain loan to Seller by Barclays Capital Real Estate Inc. ("LENDER") in the original principal amount of Four Hundred Million Dollars ($400,000,000.00) (the "EXISTING LOAN"), Purchaser also agrees to pay the actual prepayment penalty incurred by Seller with respect to the prepayment and termination of the Existing Loan, up to two percent (2%) of the outstanding loan balance as of the Closing Date, not to exceed Eight Million Dollars ($8,000,000.00) (the "PURCHASER LOAN TERMINATION COST"); Seller shall pay any remaining costs relating to the prepayment and termination of the Existing Loan. Each party shall pay its own attorneys' fees incurred in connection with this transaction.

                                   ARTICLE VI
                             ACTIONS PENDING CLOSING

      6.1 CONDUCT OF BUSINESS; MAINTENANCE AND OPERATION OF PROPERTY. Between the Contract Date and the Closing Date, Seller shall use commercially reasonable efforts to cause the operation and maintenance of the Property to be carried on in the ordinary course, in a manner consistent with prior practice. Seller or Manager shall be permitted to enter into those pending equipment leases, service contracts and rooms agreements identified on EXHIBIT M hereto (the "PENDING CONTRACTS"), without the consent of Purchaser. To the extent Seller has consent rights under the Management Agreements, Seller shall not consent to the termination or material modification of any existing Equipment Leases, Service Contracts, Rooms Agreements or Space Leases or enter into new equipment leases, service contracts, rooms agreements or space leases without the prior written consent of Purchaser, which shall not be unreasonably withheld, conditioned or delayed. If Purchaser fails to respond to a request for consent within five (5) business days after receipt of such request (or, if the Management Agreement requires Seller's consent in a shorter period, one (1) business day prior to the expiration of such shorter period), such consent shall be deemed given. Seller agrees to contact Purchaser to request its consent promptly after receiving notice from Manager that it intends to terminate or materially modify any Equipment Leases, Service Contracts, Rooms Agreements or Space Leases or enter into any new equipment leases, service contracts, rooms agreements or space leases, all limited to the extent Seller has any consent rights under the Management Agreements. Seller shall provide Purchaser with copies of any terminations, modifications or new leases or agreements promptly after the execution thereof. Except in the ordinary course of business, Seller shall not remove or permit to be removed any Personal Property except as necessary for repairs or replacements of worn out or obsolete items. For purposes of this Agreement, "ORDINARY COURSE" means the course of day-to-day operation of the Resort in a manner which does not materially vary from the policies, practices and procedures which have characterized its operation during the twelve (12) months preceding the date hereof, in all events consistent with the applicable Business Plans and Business Estimates (as each is defined in the Management Agreements).

      6.2 TITLE. (a) Except as expressly permitted in this Agreement, the Property shall be sold, assigned and conveyed by Seller to Purchaser, and Purchaser shall accept the Property, subject only to the items listed on EXHIBIT J attached hereto (the "PERMITTED EXCEPTIONS").

            (b) Prior to the Closing Date, Seller may use reasonable efforts to obtain an amendment and restatement of that certain Settlement Agreement by and among Manager, Williamsburg Commercial Limited Partnership and John Young & Central Florida Parkway, LLC dated as of December 2003 (the "SETTLEMENT AGREEMENT"), solely for the purposes of (i) conforming the Settlement Agreement to the recording requirements of Orange County, Florida, and (ii) reflecting that certain Amendment to Development Agreement among the parties dated March 2, 1993 in the recitals (the "AMENDED SETTLEMENT AGREEMENT"), and if obtained, Seller may record the Amended Settlement Agreement in the Official Records of Orange County, Florida, whereupon it shall constitute a Permitted Exception, to the extent that it affects the Property.

      6.3 NO ACTION. Between the Contract Date and the Closing Date, Seller shall not take or permit any action that would cause any representation or warranty provided by Seller under this Agreement to be untrue in any material respect as of the Closing Date. Between the Contract Date and the Closing Date, to the extent that Seller has any consent rights thereunder, Seller will not approve any proposed feasibility or business plan for development of any portion of the land encumbered by that certain Declaration of Covenants, Conditions, Restrictions, Easements and Reservations for Grande Lakes Resort recorded on August 6, 2004, in Official Records Book 7568, Page 1177, Public Records of Orange County, Florida

(the "MASTER DECLARATION"), without Purchaser's prior consent and approval, not to be unreasonably withheld, conditioned or delayed.

      6.4 COOPERATION. Seller at its cost and expense, shall cooperate reasonably with Purchaser in facilitating or securing the transfer or issuance of any Permits or licenses necessary to permit the lawful, continuous operation of the Property by Purchaser immediately following the Closing Date.

      6.5 CONSENT OF MANAGER. At least two (2) days prior to the end of the Feasibility Period, Seller shall notify Purchaser in writing if Manager has (i) consented to the "Sale of the Hotel" (as such term is defined in each of the Management Agreements for the JW Marriott and the Ritz-Carlton), and the "Sale of the Golf Course" (as such term is defined in the Management Agreement for the Golf Club) pursuant to Section 10.02.C.1 of the Management Agreements, and (ii) waived its right of first negotiation with respect to the JW Marriott, the Ritz-Carlton and the Golf Club pursuant to Section 10.02.B of the Management Agreements (the "MANAGER'S Consent"). If Seller fails to notify Purchaser in writing that it has obtained the Manager's Consent at least two (2) days prior to the expiration of the Feasibility Period, then either party may terminate this Agreement prior to the expiration of the Feasibility Period. If the Agreement is terminated pursuant to this Section 6.5, the Deposit shall be returned immediately to Purchaser and neither party shall have any further liability to the other under the Agreement, except as expressly set forth herein. If Seller notifies Purchaser that it has obtained the Manager's Consent prior to the expiration of the Feasibility Period, provided that Purchaser does not deliver a Termination Notice pursuant to Section 6.7(b) hereof, Seller shall deliver Manager's signature to an Assignment and Assumption of Management Agreements substantially in the form of EXHIBIT V hereto at Closing, subject to recordation of the Amendment to Declaration.

      6.6 LIQUOR LICENSE. Promptly following the Contract Date, Purchaser shall, to the extent required by applicable law, make any required application to the appropriate governmental authorities to indicate a transfer in ownership of the Property, as the same pertains to the continuing validity of the liquor licenses for the Resort, and Seller shall, at Seller's cost and expense, cooperate with Purchaser in this regard.

      6.7 INSPECTION; FEASIBILITY PERIOD. (a) Purchaser shall have the right, upon reasonable notice to Seller, at its own risk, cost and expense and at any date or dates prior to Closing, to enter, or cause its agents or representatives to enter, upon the Property for the purpose of making surveys or other tests, test borings, inspections, investigations and/or studies of the Property. In addition, Purchaser may conduct such architectural, structural, environmental, economic and other studies of the Property as Purchaser may, in its sole discretion, deem desirable. Purchaser shall not make any physical alterations to the Property, such entry shall not unreasonably interfere with the guests or management of the Property, and Purchaser shall indemnify and hold Seller harmless from any cost, claim or expense in connection therewith (which indemnification shall survive the Closing or earlier termination of this Agreement), except that Purchaser's obligations as set forth in this sentence shall not extend to previously existing conditions that are discovered by Purchaser to be present on, under or about the Property. Purchaser shall have complete access to all documentation, agreements and other information in the possession of Seller or Seller's agents related to the Property, as well as any documents at the Property to which Seller has access (which Seller may, in lieu of delivery to Purchaser, post on the Broker's website) and shall have the right to make copies of same. Seller also shall permit Purchaser to contact certain personnel employed by Manager at the Resort upon not less than two (2) days advance request to Seller. Seller shall permit Purchaser, its agents and employees, reasonable use of complimentary rooms at the Property and food and beverage services at cost (subject to availability). If Purchaser elects to terminate this Agreement pursuant to Section 6.7(b), Purchaser agrees to supply Seller with the results of any tests, studies or inspections of the Property performed hereunder, within five (5) days of such termination.

            (b) If, during the period between the Contract Date and 5 p.m. Eastern time on December 30, 2005 (the "FEASIBILITY PERIOD"), Purchaser gives Seller written notification (the "TERMINATION NOTICE") that Purchaser elects not to consummate the purchase of the Property in accordance with the terms of this Agreement, this Agreement shall terminate, and the Deposit shall be returned immediately to Purchaser. Purchaser shall have the absolute right, in its sole discretion without a duty to exercise good faith, to determine whether to give the Termination Notice. If the Termination Notice is given, the Deposit shall be returned immediately to Purchaser and neither party shall have any further liability to the other under this Agreement, except as expressly set forth herein. If Purchaser elects not to give the Termination Notice prior to the expiration of the Feasibility Period, this Agreement shall remain in full force and effect.

      6.8 EXISTING LOAN. Prior to the expiration of the Feasibility Period, Seller and Purchaser shall cooperate in obtaining Lender's written approval of the prepayment and termination of the Existing Loan ("LENDER'S PREPAYMENT CONSENT") as of the Closing Date. If Seller or Purchaser fail to obtain the Lender's Prepayment Consent prior to the expiration of the Feasibility Period, then either party may terminate this Agreement prior to the expiration of the Feasibility Period. If the Agreement is terminated pursuant to this Section 6.8, the Deposit shall be returned immediately to Purchaser and neither party shall have any further liability to the other under the Agreement, except as expressly set forth herein.

      6.9 RITZ-CARLTON BALLROOM DEVELOPMENT. Seller has entered into a Development Agreement (the "DEVELOPMENT AGREEMENT") dated as of December 16, 2005 with Marriott International Design & Construction Services, Inc. ("MARRIOTT DESIGN"), which Development Agreement will provide for construction of a ballroom adjacent to, and to form a part of, the Ritz-Carlton. Seller agrees to comply with the terms of the Development Agreement, including all budgets and work schedules adopted pursuant thereto. To the extent Seller has consent rights under the Development Agreement, after the expiration of the Feasibility Period, Seller shall not grant any such consents without the prior written consent of Purchaser, which shall not be unreasonably withheld, conditioned or delayed. If Purchaser fails to respond to a request for consent within five (5) business days after receipt of such request (or if the Development Agreement requires Seller's consent in a shorter period, one (1) business day prior to the expiration of such shorter period), such consent shall be deemed given. Seller agrees to contact Purchaser to request its consent promptly after receiving notice from Marriott Design requesting Seller's consent under the Development Agreement, to the extent Seller has any consent rights under the Development Agreement. Seller shall pay all costs incurred under the Development Agreement prior to Closing. On the Closing Date, Seller shall provide Purchaser with reasonably available evidence of costs incurred and amounts paid by or on behalf of Seller (including amounts disbursed from the FF&E Reserves) under the Development Agreement through the Closing Date. Purchaser agrees to assume all obligations under the Development Agreement from and after the Closing Date, subject to the limitation set forth in Section 13.9.

      6.10 OTHER CAPITAL PROJECTS. From the Contract Date until the Closing Date, Seller agrees to diligently continue to work in the ordinary course of business on those capital projects set forth on EXHIBIT L attached hereto (the "CAPITAL PROJECTS"). Seller shall pay all costs incurred for the Capital Projects prior to Closing. On the Closing Date, Seller shall provide Purchaser with reasonably available evidence of costs incurred and amounts paid by or on behalf of Seller (including amounts disbursed from the FF&E Reserves) on the Capital Projects through the Closing Date. At Closing, Purchaser shall assume the responsibility for the costs and completion of the Capital Projects, subject to the limitation set forth in Section 13.9.

      6.11 BUSINESS PLAN; BUILDING ESTIMATES. During the Feasibility Period, Seller agrees to provide Purchaser with (a) copies of the preliminary Business Plans (as defined in the Management Agreements) for the Resort for fiscal year 2006, as well as any revisions thereto, minutes of the Business Plan review meetings, and the final Business Plan for fiscal year 2006, as applicable (collectively, the "2006 BUSINESS PLAN") and (b) the Building Estimates (as defined in the Management Agreements) and all other budgets, if any, for the Resort for fiscal year 2006 (the "2006 BUILDING ESTIMATE"). After the expiration of the Feasibility Period, if either of the 2006 Business Plan or 2006 Building Estimate is not in final form, Seller shall not approve the 2006 Business Plan or 2006 Building Estimate without the consent of Purchaser, such consent not to be unreasonably withheld, conditioned or delayed. After the expiration of the Feasibility Period, Seller shall not make any revisions to the 2006 Business Plan or the 2006 Building Estimate, without the approval of Purchaser (subject to any limitations on Seller's approval rights under the Management Agreements), such approval not to be unreasonably withheld, conditioned or delayed. Purchaser agrees to notify Seller in writing within ten (10) days after its receipt of the final 2006 Business Plan or final 2006 Building Estimate, or the proposed modifications to the 2006 Business Plan or 2006 Building Estimate, as applicable, of either its approval or disapproval thereof. If Purchaser fails to notify Seller in writing of its approval or disapproval within the ten (10) day period set forth above, Purchaser shall be deemed to have approved the final 2006 Business Plan or final 2006 Building Estimate, or such modification to the 2006 Business Plan or 2006 Building Estimate, as applicable.

      6.12 DECLARATION OF COVENANTS, CONDITIONS, RESTRICTIONS, EASEMENTS AND RESERVATIONS AFFECTING Property. (a) The Property is encumbered by that certain Declaration of Covenants, Conditions, Restrictions, Easements and Reservations for Grande Lakes Master Stormwater Management System recorded on August 7, 2003, in Official Records Book 7038, Page 2091, Public Records of Orange County, Florida (the "STORMWATER MANAGEMENT SYSTEM DECLARATION"), as well as the Master Declaration. Seller is one of the "Developers" (as defined in the Stormwater Management System Declaration) under the Stormwater Management System Declaration. Seller shall deliver to Purchaser at Closing an estoppel certificate from Grande Lakes Stormwater Management Association, Inc. (as defined in the Stormwater Management System Declaration) certifying to Purchaser and any mortgagee of Purchaser the current amounts of any Assessments (as defined in the Stormwater Management System Declaration) or other payments that are payable by Seller with respect to the Property, the date to which any such payments have been paid and that no default exists by Seller under the Stormwater Management System Declaration.

            (b) Seller is the "Declarant" (as defined in the Master Declaration) under the Master Declaration. Seller shall deliver to Purchaser at Closing, (i) an estoppel certificate from Resort Manager, the Association and, to the extent reasonably available, each Owner (as those terms are defined in the Master Declaration) as to those matters set forth in Section 3.6 of the Master Declaration and (ii) a Certificate of Assessments Due from the Association with respect to the matters set forth in Section 11.22 of the Master Declaration. Between the Contract Date and the Closing Date, Seller shall not approve any Architectural Design Standards and Guidelines without Purchaser's consent, which consent shall not be unreasonably withheld, conditioned or delayed. Between the Contract Date and the Closing Date, Seller shall not assign Seller's rights as "Developer" or "Declarant," as applicable, or consent to the amendment of either the Stormwater Management System Declaration or the Master Declaration, without Purchaser's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing or any other provision of this Agreement, immediately prior to Closing, Seller shall be entitled to record an amendment to the Master Declaration, in the form attached hereto as EXHIBIT DD (the "AMENDMENT TO DECLARATION"), or such other form as Manager and Purchaser agree in a writing delivered to Seller as mutually acceptable to them and such Amendment to Declaration shall constitute a Permitted Exception.

            (c) Seller shall assign to Purchaser all of Seller's rights and interests as Developer under the Stormwater Management System Declaration and as Declarant under the Master Declaration in the Deed.

                                   ARTICLE VII
                   PURCHASER'S CONDITIONS PRECEDENT TO CLOSING

      It shall be an express precondition to Purchaser's obligation to purchase the Property that each and every one of the following conditions shall have been satisfied as of the Closing Date (or waived by Purchaser).

      7.1 REPRESENTATIONS AND WARRANTIES. Each of Seller's representations and warranties which is not qualified by "materiality" shall be true and accurate in all material respects as if made on and as of the Closing Date. Each of Seller's representations and warranties which is qualified by "materiality" shall be true and accurate in all respects as if made on and as of the Closing Date.

      7.2 COVENANTS OF SELLER. All actions Seller covenants herein to take shall have been completed.

      7.3 MANAGER'S CONSENT. Seller shall have obtained the Manager's Consent.

      7.4 MARRIOTT DESIGN'S CONSENT. Marriott Design shall have consented to the assignment of the Development Agreement to Purchaser, to the extent any consent is required thereunder.

      7.5 TITLE. Purchaser shall be able to obtain a policy of title insurance (ALTA 1992 Form) in the amount of the Purchase Price and issued pursuant to the Title Commitment, subject only to the Permitted Exceptions.

      7.6 LOAN TERMINATION. The Lender shall have agreed to a prepayment and termination of the Existing Loan.

      7.7 TERMINATION OF OPERATING LEASES. Seller shall have terminated any and all operating leases (the "OPERATING LEASES") to which Seller and THI III GL Lessee, L.L.C. (the "OPERATING LESSEE") are a party which affect any or all of the Property.

      7.8 EXECUTION OF CLOSING DOCUMENTS BY OPERATING LESSEE. To the extent that Operating Lessee is the owner or holder of any right, title or interest in and to any portion of the Property, Seller shall cause Operating Lessee to execute and deliver the appropriate document or instrument, as provided in Article IX of this Agreement, transferring, conveying and/or assigning such Personal Property to Seller.

      7.9 TERMINATION OF OTHER AGREEMENTS WITH MANAGER. Seller shall have terminated (or shall terminate concurrently with Closing) all agreements between Seller (or Operating Lessee, if applicable) and Manager other than the Management Agreements and Seller's organizational documents (the latter of which shall have no effect on Purchaser or the Property).

                                  ARTICLE VIII
                    SELLER'S CONDITIONS PRECEDENT TO CLOSING

      It shall be an express precondition to Seller's obligation to convey the Property that each and every one of the following conditions shall have been satisfied as of the Closing Date (or waived by Seller).

      8.1 REPRESENTATIONS AND WARRANTIES. Each of Purchaser's representations and warranties shall be true and accurate in all material respects as if made on and as of the Closing Date.

      8.2 COVENANTS OF PURCHASER. All actions Purchaser covenants herein to take shall have been completed.

      8.3 MANAGER'S CONSENT. Seller shall have obtained the Manager's Consent.

      8.4 MARRIOTT DESIGN'S CONSENT. Marriott Design shall have consented to the assignment of the Development Agreement to Purchaser, to the extent any consent is required thereunder.

      8.5 PURCHASE PRICE. Purchaser shall be able to deliver the Purchase Price.

      8.6 LOAN TERMINATION. The Lender shall have agreed to a prepayment and termination of the Existing Loan, and to unconditionally and irrevocably release Seller and its affiliates from all obligations and guaranties thereunder.

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                                   ARTICLE IX
                               CLOSING DELIVERIES

      9.1 DEED. Seller shall execute and deliver a special warranty deed in recordable form, substantially in the form attached as EXHIBIT O, conveying Seller's fee simple interest in the Resort (the "DEED"), dated as of the Closing Date, free of all encumbrances other than the Permitted Exceptions conveying to Purchaser fee simple interest in the Resort as required hereunder.

      9.2 BILL OF SALE. Seller and Purchaser each shall execute and deliver a bill of sale substantially in the form attached hereto as EXHIBIT P, dated as of the Closing Date, pursuant to which Seller shall convey to Purchaser that portion of the Personal Property for which a bill of sale transfers title, free of all encumbrances other than the Permitted Exceptions, and Seller shall further execute and deliver to Buyer such certificates of title as are required to vest title in Purchaser with respect to any vehicles comprising Personal Property.

      9.3 ASSIGNMENT OF PERMITS AND INTANGIBLE PROPERTY. Seller shall execute and deliver an assignment of all Permits and Intangible Property substantially in the form attached hereto as EXHIBIT Q, pursuant to which Seller shall assign to Purchaser all of Seller's right, title and interest in and to the Permits and Intangible Property, if and to the extent assignable to Purchaser.

      9.4 ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS, ROOMS AGREEMENTS AND EQUIPMENT LEASES. Seller and Purchaser each shall execute and deliver an assignment and assumption of all Service Contracts, Rooms Agreements and Equipment Leases substantially in the form attached hereto as EXHIBIT R, pursuant to which Seller shall assign to Purchaser all of Seller's right, title and interest in and to the Service Contracts, Rooms Agreements and Equipment Leases and Purchaser shall assume from Seller all of Seller's obligations and liabilities arising from and after the Apportionment Date with respect to the Service Contracts, Rooms Agreement and Equipment Leases.

      9.5 ASSIGNMENT AND ASSUMPTION OF DEVELOPMENT AGREEMENT. Seller and Purchaser each shall execute and deliver an assignment and assumption of the Development Agreement substantially in the form attached hereto as EXHIBIT S, pursuant to which Seller shall assign to Purchaser all of Seller's right, title and interest in and to the Development Agreement and Purchaser shall assume from Seller all of Seller's obligations and liabilities arising from and after the Apportionment Date with respect to the Development Agreement. Seller shall further deliver to Purchaser a consent to the foregoing assignment of the Development Agreement executed by Marriott Design, to the extent required thereunder.

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

      9.6 FIRPTA CERTIFICATE. Seller shall execute and deliver a certificate, substantially in the form attached hereto as EXHIBIT U dated as of the Closing Date, to establish that Seller is not a foreign person for the purposes of the Foreign Investors in Real Property Tax Act.

      9.7 ASSIGNMENT AND ASSUMPTION OF MANAGEMENT AGREEMENTS. Seller and Purchaser each shall deliver an executed assignment and assumption of the Management Agreements substantially in the form attached hereto as EXHIBIT V (the "MANAGEMENT AGREEMENT ASSIGNMENT"), pursuant to which Seller shall assign to Purchaser all of Seller's right, title and interest in and to the Management Agreements and Purchaser shall assume from Seller all of Seller's obligations and liabilities arising from and after the Apportionment Date with respect to the Management Agreements. Seller shall obtain and deliver Manager's signature to the Management Agreement Assignment.

      9.8 ASSIGNMENT AND ASSUMPTION OF SPACE LEASES. Seller and Purchaser each shall execute and deliver an assignment and assumption of the Space Leases substantially in the form attached hereto as EXHIBIT W, pursuant to which Seller shall assign to Purchaser all of Seller's right, title and interest in and to the Space Leases and Purchaser shall assume from Seller all of Seller's obligations and liabilities arising from and after the Apportionment Date with respect to the Space Leases.

      9.9 TENANT NOTICES. Duly executed notices to each of the tenants under the Space Leases, substantially in the form attached hereto as EXHIBIT X, addressed to each of such tenants, which notices Purchaser shall, at Purchaser's sole cost and expense, either mail to each such tenant by certified mail, return receipt requested or hand-deliver to each such tenant.

      9.10 RESORT DOCUMENTS. To the extent they are then in Seller's possession, and have not theretofore been delivered to Purchaser: (i) any plans and specifications for the Resort; (ii) all unexpired warranties and guarantees which Seller has received in connection with any work or services performed with respect to, or equipment installed in, the Resort (collectively, the "WARRANTIES"); (iii) originals of all Space Leases, all correspondence to or from any tenants, relating to the Space Leases; (iv) originals of all Service Contracts that will remain in effect after the Closing; (v) a list of advance room reservations and functions; (vi) a list of such Seller's outstanding accounts receivable as of midnight on the date prior to the Closing; (vii) all Permits and licenses for the Property; and (which materials under this Section
9.10 may be either delivered at Closing or left at the management office at the Resort).

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

      9.11 OTHER DOCUMENTS. Seller shall deliver such other documents and instruments as may be reasonably requested by the Purchaser and Escrow Agent to effectuate the transactions contemplated by this Agreement and to induce the Escrow Agent to insure title to the Resort as described herein, including, without limitation, an Owner's Affidavit substantially in the form attached hereto as EXHIBIT T (the "OWNER'S AFFIDAVIT"), a Seller's Closing Certificate substantially in the form of EXHIBIT Y (the "SELLER CLOSING CERTIFICATE"), the estoppel certificates as set forth in Section 6.12 of this Agreement, an assignment of all Warranties, and a Closing Statement. Purchaser shall also deliver to Seller a Purchaser Closing Certificate substantially in the form of EXHIBIT Z (the "PURCHASER CLOSING CERTIFICATE"), an assumption of all Warranties and a Closing Statement.

      9.12 POSSESSION; KEYS. Seller shall deliver possession of the Property to Purchaser, together with all keys, including, without limitation, keys for all security systems, rooms and offices.

      9.13 PURCHASE PRICE. Purchaser shall deliver the Purchase Price.

      9.14 EVIDENCE OF TERMINATION. Seller shall deliver to Purchaser evidence that the Operating Leases and Owner's Agreements have been terminated.

      9.15 ASSIGNMENTS AND ASSUMPTIONS OF DECLARATIONS. Seller and Purchaser shall execute and deliver (i) an assignment and assumption of Seller's rights as "Developer" under the Stormwater Management System Declaration and (ii) an assignment and assumption of Seller's rights as "Declarant" under the Master Declaration, substantially in the form attached hereto as EXHIBIT FF.

                                    ARTICLE X
                                     DEFAULT

      10.1 PURCHASER'S DEFAULT. If Purchaser fails to consummate the purchase and sale contemplated herein after all conditions precedent to Purchaser's obligation to do so have been satisfied or waived by Purchaser, or if Purchaser otherwise fails to perform any of its obligations as and when required hereunder prior to Closing, Escrow Agent shall pay the Deposit to Seller in accordance with the Escrow Instructions, as full and complete liquidated damages, and as the exclusive and sole right and remedy of Seller, whereupon this Agreement shall terminate and neither party shall have any further obligations or liabilities to the other party except for those expressly stated to survive the termination of this Agreement.

      10.2 SELLER'S DEFAULT. If Seller breaches its representations, warranties, covenants and/or agreements under this Agreement or has failed, refused or is unable to consummate the purchase and sale contemplated herein by the Closing

Date, after all conditions to Seller's obligations set forth herein have been satisfied or waived by Seller, Purchaser shall have the right to pursue either one of the following: (a) to terminate this Agreement by notice to Seller and Escrow Agent, whereupon the Deposit shall be returned to Purchaser by Escrow Agent, and, in addition and to the extent that Purchaser shall have exercised such right to terminate following a default by Seller under this Agreement, Purchaser shall have the right to recover money damages from Seller in the amount of Purchaser's third party costs incurred in connection with this Agreement and the transactions contemplated hereby, not to exceed One Million Dollars ($1,000,000.00), or (b) seek specific performance of this Agreement, provided that any action or proceeding seeking such relief is commenced no later than thirty (30) days after the contemplated Closing Date. Except as provided above, Purchaser expressly waives its rights to seek damages in the event of Seller's default hereunder, including, without limitation, consequential, or punitive damages. Purchaser shall be deemed to have elected to terminate this Agreement and receive back the Deposit if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located on or before thirty (30) days following the date upon which Closing was to have occurred.

      10.3. NOTICE OF DEFAULT. Except for a party's failure to close on the Closing Date, neither party shall have the right to declare a default by the other party and exercise its remedies pursuant to this Article X unless the defaulting party fails to cure such default within ten (10) days after written notice of such default has been provided. Notwithstanding the foregoing, no cure period shall extend beyond the scheduled Closing Date.

                                   ARTICLE XI
                                 INDEMNIFICATION

      11.1 SELLER'S INDEMNITY. Seller hereby agrees to defend, indemnify and hold harmless Purchaser from and against any and all loss, damage, cost, claim, liability or expense (including, without limitation, court costs and reasonable attorneys' fees) suffered or incurred by Purchaser as a result of Seller's failure to pay any accounts payable or any sales, use or occupancy taxes due in connection with the rental of rooms, the sale of goods or the performance of services prior to the Closing Date or for other liabilities of Seller arising or accruing prior to the Closing Date, except (i) to the extent Purchaser has received a credit therefor against the Purchase Price pursuant to this Agreement, or (ii) Purchaser has expressly assumed such liabilities pursuant to this Agreement.

      11.2 PURCHASER'S INDEMNITY. Purchaser hereby agrees to defend, indemnify and hold harmless Seller from and against any and all loss, damage, cost, claim, liability or expense (including, without limitation, court costs and reasonable

                                       25
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attorneys' fees) suffered or incurred by Seller arising after the Closing Date out of any liability or obligation assumed by Purchaser hereunder or in any agreement executed and/or delivered at the Closing, or resulting from Purchaser's failure to pay any item for which it received a credit against the Purchase Price under this Agreement.

      11.3 SURVIVAL. The provisions of this Article XI shall survive Closing hereunder.

                                   ARTICLE XII
                            CASUALTY OR CONDEMNATION

      If, prior to Closing, (a) condemnation proceedings are commenced against all or any material portion of the Property or (b) the Property is damaged by fire or other casualty to the extent that the cost of repairing such damage shall be Fifteen Million Dollars ($15,000,000) or more, Purchaser shall have the right, upon notice in writing to the Seller delivered within fifteen (15) days after actual notice of such condemnation, fire or other casualty, to terminate this Agreement, whereupon the Deposit shall be returned immediately to Purchaser, and neither party shall have any further liability to the other hereunder except for those liabilities which expressly survive the termination hereof. If Purchaser does not elect to terminate this Agreement, or if the cost of repairing such damage is less than Fifteen Million Dollars ($15,000,000), the Purchase Price shall not be reduced except as hereinafter set forth, but Purchaser shall be entitled to an assignment of all of Seller's share of the proceeds of fire or other casualty insurance proceeds (if any) payable with respect to the period after Closing or of the condemnation award, as the case may be, and Seller shall have no obligation to repair or restore the Property; provided, however, that the Purchase Price shall be reduced by an amount equal to the sum of (a) any uninsured or unreimbursed amount, (b) the "deductible" applied by Seller's insurer with respect to such fire or casualty and (c) the amount by which the proceeds of such insurance will be reduced by reason of the application of any co-insurance clause in Seller's insurance policy. If Purchaser proceeds to Closing hereunder, Seller shall not compromise, settle or adjust any claims to such proceeds or awards, without Purchaser's prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

                                  ARTICLE XIII
                                 APPORTIONMENTS

      13.1 APPORTIONMENTS. The following apportionments shall be made between the parties at the Closing as of 11:59 p.m. on the day immediately prior to the Closing Date (the "APPORTIONMENT DATE").

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

            (a) real estate taxes (based upon 2005 taxes, excise taxes, to be adjusted within thirty (30) days after receipt of the 2006 tax bill), personal property taxes, special assessments and vault charges, if any, on the basis of the fiscal period for which assessed; provided, however, that Seller is contesting certain personal property taxes from 2004 and 2005 (the "TAX APPEAL"), at its own expense, and Purchaser agrees that Seller shall be entitled to continue to prosecute the Tax Appeal and to receive all refunds from such Tax Appeal after the Closing Date, without any apportionment thereof; provided, further, Seller agrees to indemnify and hold harmless Purchaser from and against any liabilities, costs, penalties, assessments or charges incurred by or asserted against, Purchaser in connection with or resulting from the Tax Appeal;

            (b) fuel oil in the tank at the Property, if any, (based upon invoice cost, first in, first out), water and sewer service charges and charges for gas, electricity, telephone and all other public utilities. If there are meters measuring the consumption of water, gas or electric current, Seller, not more than one day prior to the Apportionment Date, if possible, shall cause such meters to be read, and shall pay all utility bills for which Seller is liable upon receipt of statements therefor. Purchaser shall be responsible for causing such utilities and services to be changed to its name and shall be liable for and shall pay all utility bills for services rendered after the Apportionment Date. All utility adjustments will be made by the parties outside of Closing;

            (c) amounts which have been paid or are payable under the Service Contracts, Equipment Leases and Space Leases assigned to and assumed by Purchaser at Closing; provided Seller shall not receive a credit for rents due for the period prior to the Closing Date which are delinquent at the time of Closing. Provided, further, if any tenant of the Property is obligated to pay percentage rent based upon the calendar year or lease year or appropriate fiscal quarter in which the date of Closing occurs (the "PERCENTAGE RENT PERIOD"), Seller shall be entitled to a portion thereof determined by dividing (i) the number of days which elapsed between the commencement date of the Percentage Rent Period for each such tenant, and the Closing Date, by (ii) the total number of days in such Percentage Rent Period. If Seller has received payments of percentage rent based on any Percentage Rent Period in which the date of Closing occurs, in excess of Seller's share as calculated as set forth above in this subsection (a), it shall promptly pay such excess to Purchaser; and, if Seller has received less, then Purchaser shall promptly pay the deficiency. Any amounts due to Seller for percentage rent for the period prior to the Closing Date which is not paid prior to the Closing Date, shall be paid to Seller upon receipt of same by Purchaser following the Closing Date. Notwithstanding any other provision hereof, the obligations of the parties under this subsection will survive until the date that is three (3) months after the last date on which any percentage rent was due and payable from any tenant of the Property with respect to the Percentage Rent Period;

            (d) prepaid advertising expenses;

            (e) commissions of credit and referral organizations; and

            (f) all other charges and fees customarily prorated and adjusted in similar transactions, including, without limitation, revenues and expenses relating to spa or golf operations, conferences, receptions, meetings and other functions occurring in any conference, banquet or meeting rooms in the Resort (which shall specifically include, without limitation, all usage charges and related taxes, food and beverage sales, valet parking charges, equipment rentals and telecommunications charges, to the extent not already adjusted hereunder).

      13.2 DEPOSITS. All deposits (including any interest thereon due the party making such deposit) from guests or others made as security or in connection with future services to be rendered, including deposits made under the Space Leases and Rooms Agreements, shall be credited to Purchaser at the Closing. Purchaser shall assume responsibility for the amount so credited and shall hold Seller harmless therefrom. Seller shall hold Purchaser harmless from any liability for deposits not so credited.

      13.3 ROOM REVENUE. All revenues received or to be received from transient guests on account of room rents for the period ending on the Apportionment Date shall belong to Seller, and for the period beginning at 12:01 a.m. on the day immediately following the Apportionment Date such revenues shall belong to Purchaser; provided, however, that revenues received or "posted" in the normal course after the time Seller normally closes its front desk activity for the "night" audit for the Apportionment Date (the "FRONT DESK CLOSING HOUR") shall belong to Purchaser. The accounts receivable of registered guests at the Property who have not checked out and were occupying rooms as of 12:01 a.m. on the Apportionment Date are collectively called the "CURRENT LEDGER", and Purchaser shall pay over to Seller, as received by Purchaser, Seller's share of the proceeds of the Current Ledger attributable to payments of each guest's account for the period ending on the Apportionment Date, less applicable credit card and travel agent commissions allocable to such share, which commissions shall be paid by Purchaser out of such proceeds when and as collected. In the event that an amount less than the total amount due from a guest is collected and the guest continued in occupancy after the Apportionment Date, such amount shall be applied first to any indebtedness owing by such person to Seller and thereafter to such person's indebtedness to Purchaser.

      13.4 ACCOUNTS RECEIVABLE. (a) All accounts receivable (other than the Current Ledger) originating prior to the Apportionment Date shall belong to Seller. Seller shall have the right to receive, collect, discharge and compromise all such

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

accounts receivable. A list of all such accounts receivable (other than the Current Ledger) shall be presented to and be initialed by Purchaser and Seller at Closing. Following Closing, Purchaser shall use good faith efforts toward the collection of such accounts receivable, but Purchaser shall have no responsibility or liability with regard to such accounts receivable nor be expected to incur any cost with respect to such collections. With regard to any collection made from any person or entity who is indebted to the Property both with respect to accounts receivable accruing prior to the Apportionment Date and to accounts receivable accruing subsequent to the Apportionment Date, if the periods to which such payments relate are not specifically identified, such collection shall be applied first to the payment in full of any amounts currently due to Seller on accounts accruing prior to the Apportionment Date and then to amounts due Purchaser on accounts accruing subsequent to the Apportionment Date.

            (b) Any indebtedness, accounts payable, liabilities or obligations of any kind or nature related to Seller or the Property for the periods prior to and including the Apportionment Date shall be retained and paid by Seller, and Purchaser shall not be or become liable therefor, except to the extent Purchaser receives a credit therefor at Closing or otherwise assumes such liabilities pursuant to this Agreement.

      13.5 FOOD AND BEVERAGE REVENUE; VENDING MACHINE REVENUE. All monies received in connection with bar and restaurant services at the Property (other than amounts due from any guest) during the Apportionment Date shall belong to Purchaser. Vending machine proceeds shall be counted as close to the Front Desk Closing Hour as is possible and the net amount thereof shall be credited to Seller at Closing.

      13.6 GUESTS' PROPERTY. All baggage or other property of patrons of the Property checked or left in care of Seller shall be listed in an inventory to be prepared by Manager in duplicate and signed by Seller's and Purchaser's representatives on the Closing Date. Purchaser shall be responsible from and after the Closing Date and will indemnify and hold Seller harmless from and against all claims for all baggage and property listed in such inventory. Seller shall indemnify and hold harmless Purchaser from and against claims for damage to or removal of any contents in baggage and property listed in such inventory and for baggage and property not listed in such inventory, but shown to have been left in custody at the Property prior to the Closing Date. All baggage or other property of guests retained by Seller as security for unpaid accounts receivable may be left on the Property without any responsibility or liability therefor on the part of Purchaser, for a period not to exceed one (1) month from Closing Date, within which time such baggage or other property shall be removed or otherwise disposed of by Seller.

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

      13.7 ACCOUNTING. Except as otherwise expressly provided herein, all apportionments and adjustments shall be made on an accrual basis in accordance with generally accepted accounting principles. The computation of the adjustments shall be jointly prepared by Seller and Purchaser or by Manager on behalf of Seller and Purchaser, and, upon the request of either Purchaser or Seller, shall be reviewed by PriceWaterhouseCoopers, or another similarly reputable accounting firm (the "ACCOUNTANTS") and reviewed by representatives of both Purchaser and Seller. To the extent the exact amount of any adjustment item provided for in this Article XIII cannot be precisely determined on the Closing Date, the Manager or Accountants shall estimate the amount thereof, for purposes of computing the net amount due Seller or Purchaser pursuant to this Article XIII and shall determine the exact amount thereof not later than ninety (90) days after the Closing Date (the "ADJUSTMENT"). The determinations made by the Accountants shall be binding on both Seller and Purchaser. The fees and expenses of the Accountants shall be borne one-half each by Seller and Purchaser.

      13.8 EMPLOYEE COMPENSATION. Seller and the Manager shall be solely responsible for any liability for payment of all employees' wages, accrued vacation pay, sick leave, bonuses, pension benefits, including, without limitation, any COBRA rights, and other benefits earned by and due to or accrued to employees at the Property through 12:01 a.m. on the Closing Date, together with F.I.C.A., unemployment and other taxes and benefits due from any employer of such employees. Seller shall indemnify and hold Purchaser harmless from and against any and all liability, loss, cost, damage or expense related to any of the foregoing items. Such indemnity shall survive Closing.

      Notwithstanding the foregoing, Purchaser may elect, at its option, to receive a credit against the Purchase Price for the amount of accrued vacation pay and sick leave (the "PTO CREDIT") for employees who will be retained by Manager. Purchaser shall indemnify and hold Seller harmless from and against any and all liability, loss, cost, damage or expense for claims by such employees for vacation pay and sick leave to the extent of the PTO Credit.

      13.9 DEVELOPMENT AGREEMENT. Purchaser shall receive a credit to the Purchase Price at Closing equal to the excess of (a) the sum of (i) the remaining amount required to be paid under the Development Agreement as of the Closing Date, plus (ii) the estimated costs to complete, as supplied by Manager, of the work remaining to be completed with respect to the other Capital Projects, over (b) Ten Million Dollars ($10,000,000) (the "DEVELOPMENT AMOUNT"). To the extent that, after the Closing Date, Purchaser incurs aggregate costs under the Development Agreement and in connection with completion of the Capital Projects in excess of the Development Amount, Seller shall reimburse Purchaser for such excess costs, provided that Seller shall have no liability whatsoever for costs incurred in connection with any modifications after the Closing Date of (x) the scope of work or the specifications for the work described in the Development Agreement or on EXHIBIT L attached hereto, or (y) in the case of the Development Agreement, any increase in the Stipulated Sum (as defined in the Development Agreement). Any such excess cost shall be determined in good faith by Seller and Purchaser (and reimbursement made if necessary) prior to the end of the Survival Period.

      13.10 RESERVES, CASH AND GIFT CERTIFICATES. Seller shall receive a credit at Closing for all (i) balances on deposit with banking institutions relating to the Resort, including amounts held in "house banks" (collectively, the "CASH") and (ii) all amounts held in the Reserves (to the extent that amounts held in the Reserves by Lender or Manager are transferred to Purchaser; otherwise Seller shall retain all such amounts). Purchaser shall receive a credit at Closing equal to the dollar amount of the outstanding value of any gift certificates, to the extent that such gift certificates are shown as liabilities on the Property's operating statements as of the Closing Date. At Closing, Purchaser agrees to replenish any Reserves for FF&E under the Management Agreements (the "FF&E RESERVES") pursuant to the terms of that certain letter dated as of December 2, 2005 from William F. Minnock to Seller and THI III GL Lessee, LLC (the "DEVELOPMENT LETTER"); provided, however, in no event shall Purchaser be required to reimburse any amounts in excess of the amounts required to be held in the FF&E Reserves pursuant to the Management Agreements.

      13.11 ORIGINAL DEVELOPMENT AGREEMENT. Seller shall retain, and Purchaser shall not assume, any rights, benefits, obligations, or liabilities under that certain (i) Development Agreement dated as of April 19, 2001, as amended by the First Amendment to Development Agreement dated as of December 27, 2002, by and among Seller, Marriott Design and Manager (the "ORIGINAL DEVELOPMENT AGREEMENT"), and (ii) Development Agreement (Grande Lakes Resort Exhibit Hall) dated as of January 2004, by and among Marriott Design, Seller and Manager. The Florida Department of Revenue is conducting a sales and use tax audit of all construction projects performed by Marriott Design under the Original Development Agreement for the period from May 1, 2001 through April 20, 2004 (the "Audit"). To the extent that Purchaser has access to all books and records at the Property necessary for the Audit, Purchaser shall allow Seller to have access to such books and records, and shall otherwise use commercially reasonable efforts to cooperate with any requests by Seller regarding the Audit. Seller shall retain all rights, benefits, obligations or liabilities in connection with the Audit. Seller agrees to indemnify and hold harmless Purchaser from and against any liabilities, costs, penalties, assessments, or charges incurred by or asserted against Purchaser in connection with or resulting from the Audit.

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

      13.12 MANAGEMENT

            (a) All income and expenses with respect to the Management Agreements will be prorated as of the Apportionment Date (with income and expenses for the Closing Date and thereafter to be allocated to Purchaser). There shall be added to the amount due to Seller at Closing, on the Closing Statement, the amount of any amounts paid by Seller under any Management Agreements attributable to periods including and after the Apportionment Date, and there shall be deducted from the amount due Seller at Closing, on the Closing Statement, any such amounts paid to and collected by Seller under any Management Agreements attributable to periods including and after the Apportionment Date.

            (b) All management fees and other amounts payable or reimbursable under the Management Agreements shall be prorated as of the Closing Date. Notwithstanding the foregoing, if the amount of Incentive Management Fees (as defined in the Management Agreements) which have been accrued for the period prior to the Closing Date, exceeds the Incentive Management Fee shown on the Annual Operating Statement (as defined in the Management Agreements) for fiscal year 2006, Purchaser shall remit such excess to Seller within ten (10) days of delivery of such Annual Operating Statements pursuant to the Management Agreements. Purchaser's obligation under this Section 13.12(b) shall survive the Closing Date.

      13.13 PURCHASER'S AUDIT. Purchaser may, at its sole cost and expense, engage a third-party certified public accountant to perform audits of the books and records of the Resort, including the historical financial statements of the Resort, which audits shall include all disclosures required by generally accepted accounting principles and the Securities and Exchange Commission regulations, specifically in accordance with Section 3.05 of Regulation S-X and all related rules and regulations thereof. Seller shall, and shall use commercially reasonably efforts, at no cost to Seller, to cooperate in connection with the performance of such audits and to the extent reasonably available to Seller, shall provide all information with respect to the Resort reasonably requested by such accountants, at no cost or expense to Seller. The covenant of Seller set forth in this Section 13.13 regarding its cooperation, in connection with the audit of the Resort books and records and providing information reasonably requested shall survive Closing for a period of one (1) year.

                                   ARTICLE XIV
                                  MISCELLANEOUS

      14.1 SURVIVAL. The representations, warranties, covenants and indemnities contained in this Agreement shall be effective as of the Closing Date, and any liability with respect to breach thereof shall survive the Closing for a period of six

(6) months (the "SURVIVAL PERIOD"). Except as otherwise expressly provided herein, all claims by either party hereto, whether for amounts due or otherwise, under any provision of this Agreement, must be made in writing to the other party no later than thirty (30) days from the expiration of the Survival Period.

      14.2 ASSIGNMENT. This Agreement may not be assigned by Purchaser without the prior written consent of Seller, which Seller may grant or deny in its sole and absolute discretion; provided, however that Purchaser shall be permitted to assign this Agreement without the prior consent of Seller to any entity wholly owned and controlled by Purchaser, provided notice thereof is given to Seller at least five (5) business days prior to the Closing and such assignee assumes in writing all of Purchaser's obligations hereunder. Notwithstanding the assumption of this Agreement by such assignee, the Purchaser named herein shall remain liable for all of the Purchaser's obligations hereunder and shall not be deemed to be released as a result of such permitted assignment and assumption.

      14.3 CONSENTS. If, under this Agreement, the consent of a party is required, the consent shall be in writing and shall be executed by a duly authorized officer or agent.

      14.4 APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Florida, without resort to the choice of law rules thereof.

      14.5 HEADINGS; EXHIBITS. The headings of articles and sections of this Agreement are inserted only for convenience; they are not to be construed as a limitation of the scope of the particular provision to which they refer. All exhibits attached or to be attached to this Agreement are incorporated herein by this reference.

      14.6 NOTICES. Notices and other communications required by this Agreement shall be in writing and delivered by hand against receipt or sent by recognized overnight delivery service or by facsimile (with written confirmation of receipt). All notices shall be addressed as follows:

            If to Purchaser:

            c/o CNL Hospitality Corp.
            CNL Center at City Commons
            450 South Orange Avenue
            Orlando, Florida 32801
            Attention: Chief General Counsel
            Fax: (407) 650-1085
            with a copy to:

            Lowndes, Drosdick, Doster, Kantor & Reed
            215 North Eola Drive
            Orlando, Florida  32801
            Attention:  Richard J. Fildes, Esq.
            Fax: (407) 843-4444

            If to Seller:

            THI III GL Investments L.L.C.
            c/o Thayer Lodging Group, Inc.
            410 Severn Avenue
            Suite 314
            Annapolis, Maryland 21403
            Attention:  David J. Weymer, Managing Director
            Fax: (410) 268-1582

            with a copy to:

            Hogan & Hartson L.L.P.
            555 13th Street, N.W.
            Washington, D.C.  20004
            Attention:  Carol Weld King, Esq.
            Fax: (202) 637-5910

or to such other address as may be designated by a proper notice. Notices shall be deemed to be effective upon receipt (or refusal thereof).

      14.7 LIMITATION ON LIABILITY. Seller shall have no liability for the breach of any representation, warranty, covenant, indemnity or other obligation expressly stated to survive the Closing hereunder (collectively, "SELLER'S POST-CLOSING OBLIGATIONS") unless and until the aggregate amount of Purchaser's out-of-pocket damages and expenses directly resulting from such breaches exceeds Five Hundred Thousand Dollars ($500,000.00) (the "THRESHOLD"). Furthermore, Seller's aggregate liability under this Agreement for the breach of any and all of Seller's Post-Closing Obligations (excluding fraud or intentional misconduct) shall not exceed two and one-half percent (2.5%) of the Purchase Price (the "POST-CLOSING LIABILITY CAP"), provided that Seller shall be responsible for its share of any Adjustment, any breach of its representation contained in Section
14.14 and any obligation to pay taxes for the period prior to the Apportionment Date which are not fully paid or prorated at Closing without regard to, or application against, the Post-Closing Liability Cap. Furthermore, Seller shall be responsible for any liability pursuant to Section 13.9 hereof without regard to the Threshold, and without regard to, or application against, the Post-Closing Liability Cap. At Closing, Seller shall establish with the Escrow Agent a cash escrow in the amount of two percent (2%) of the Purchase Price to secure the payment of Seller's Post-Closing Obligations, if any, to be held in accordance with the form of escrow instructions attached hereto as EXHIBIT EE.

      14.8 WAIVER. The failure of either party to insist on strict performance of any of the provisions of this Agreement or to exercise any right granted to it shall not be construed as a relinquishment or future waiver; rather, the provision or right shall continue in full force. No waiver of any provision or right shall be valid unless it is in writing and signed by the party giving it.

      14.9 PARTIAL INVALIDITY. If any part of this Agreement is declared invalid by a court of competent jurisdiction, this Agreement shall be construed as if such portion had never existed, unless this construction would operate as an undue hardship on Seller or Purchaser or would constitute a substantial deviation from the general intent of the parties as reflected in this Agreement.

      14.10 ENTIRE AGREEMENT. This Agreement, together with all Exhibits, the other writings signed by the parties and incorporated by reference and together with any instruments to be executed and delivered under this Agreement, constitutes the entire agreement between the parties with respect to the purchase and sale of the Property and supersedes all prior oral and written understandings. Amendments to this Agreement shall not be effective unless in writing and signed by the parties hereto.

      14.11 TIME IS OF THE ESSENCE. Time is of the essence with respect to performance of all obligations under this Agreement.

      14.12 WAIVER OF JURY TRIAL. EXCEPT AS PROHIBITED BY LAW, NEITHER SELLER NOR PURCHASER SHALL SEEK A JURY TRIAL ON ANY LAWSUIT, PROCEEDING OR COUNTERCLAIM BASED UPON, OR ARISING OUT OF THIS AGREEMENT, OR THE RELATIONSHIP BETWEEN THE PARTIES HERETO AS SELLER AND PURCHASER. IF THE SUBJECT MATTER OF ANY SUCH LAWSUIT IS ONE IN WHICH THE WAIVER OF A JURY TRIAL IS PROHIBITED, NEITHER SELLER NOR PURCHASER SHALL PRESENT AS A COUNTERCLAIM IN SUCH LAWSUIT ANY CLAIM NOT ARISING OUT OF THIS AGREEMENT. FURTHERMORE, NEITHER SELLER NOR PURCHASER SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY SUCH ACTION IN WHICH A JURY TRIAL CANNOT BE WAIVED. THE PARTIES ACKNOWLEDGE THAT THIS WAIVER IS A SIGNIFICANT CONSIDERATION TO EACH PARTY TO ENTER INTO THIS AGREEMENT, AND BUT FOR EACH PARTY'S AGREEMENT TO THIS PROVISION, SUCH OTHER PARTY WOULD NOT HAVE AGREED TO

THE TERMS AND CONDITIONS SET FORTH IN THIS AGREEMENT. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT OR THE CLOSING (AS THE CASE MAY BE).

      14.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts which, when taken together, shall constitute a single, binding instrument.

      14.14 BROKERAGE. Purchaser and Seller represent to each other that no broker or consultant acting on its behalf (other than Eastdil Realty Company, L.L.C. (the "BROKER"), who shall be compensated by Seller pursuant to the terms of a separate agreement) brought about this transaction. Each of the parties hereto agrees to indemnify and hold the other harmless from claims made by any broker, attorney or finder claiming through such party for a commission, fee or compensation in connection with this Agreement or the sale of the Property hereunder. The provisions of this Section 14.14 shall survive Closing.

      14.15 TIME FOR PERFORMANCE. If the date for the performance of any obligation, or the giving of any notice, by Seller or Purchaser hereunder falls upon a Saturday, Sunday or legal holiday recognized by the United States government, then the time for such performance or notice shall be extended until the next business day.

      14.16 CONFIDENTIALITY. Seller, Purchaser and their respective representatives shall hold in strictest confidence all data and information obtained with respect to the other party and its business, whether obtained before or after the execution and delivery of this Agreement, and shall use commercially reasonable efforts to not disclose the same to others; provided, however, that it is understood and agreed that Seller and Purchaser may disclose such data and information to the partners, members, investors, advisors, employees, lenders, consultants, accountants and attorneys of Seller or Purchaser, as applicable, provided that such persons agree to treat such data and information confidentially; provided, however, Seller and Purchaser shall be permitted to make such disclosures as may be required in order to comply with all financial reporting, securities laws and other legal requirements applicable to Seller or Purchaser. In the event this Agreement is terminated or Seller or Purchaser fails to perform hereunder, Seller and Purchaser shall use commercially reasonable efforts to promptly return to Seller or Purchaser, as applicable, any statements, documents, schedules, exhibits or other written information obtained from Seller or Purchaser in connection with this Agreement or the transaction contemplated herein. Seller and Purchaser agree that none of the written information obtained from the other party in connection with this Agreement and the transactions contemplated herein will be used by Seller or Purchaser, as applicable, for any purpose other than evaluating a possible purchase of the Property or used in any way or manner detrimental to the interests of Seller or Purchaser, as applicable. In the event of a breach or threatened breach by Seller or Purchaser, as applicable, or its agents or representatives of this Section 14.16, Seller or Purchaser, if applicable, shall be entitled to an injunction restraining the other party, or its respective agents or representatives from disclosing, in whole or in part, such confidential information. The provisions of this Section 14.16 shall survive Closing or any termination of this Agreement.

      14.17 RADON GAS NOTICE. Pursuant to Florida Statutes Section 404.056(8), Seller hereby makes, and Purchaser hereby acknowledges, the following notification:

      RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

      14.18 RECORDING. Neither this Agreement nor any memorandum thereof shall be recorded in the Public Records of any county and any attempt to record this Agreement or memorandum thereof shall render this Agreement unenforceable by the recording party.

      14.19 LEGAL EXPENSES. In the event of litigation arising out of the terms and conditions of this Agreement, the prevailing party in such litigation shall have the right to recover from the non-prevailing party reasonable attorney's fees and court costs incurred as a result of such litigation, including any appeals or bankruptcy proceedings.

      14.20 DRAFTING. The preparation of this Agreement has been a joint effort of the parties who have each had an opportunity to consult with an attorney. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken out or otherwise added, this Agreement shall be construed as if the words or phrases so stricken out are otherwise eliminated or never included in this Agreement. No implication or reference shall be drawn from the fact that such words or phrases were so stricken out or otherwise eliminated.

      14.21 BUSINESS DAY. The term "business day" as used herein shall mean any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of the State of Florida.

      14.22 WARN ACT OBLIGATIONS. The Seller and Purchaser agree to use commercially reasonable efforts to comply and cause Manager to comply, with their respective legal obligations, if any, under the Worker Adjustment and Retraining Notification Act, 29 U.S.C., Section 2101, et seq. ("WARN"), and any state equivalent to WARN. The Seller and Purchaser agree that Purchaser shall have no obligations under WARN (or any state equivalent), for any events triggering WARN that occur prior to the Closing Date and that the Seller shall have no obligations under WARN (or any state equivalent), if any, for any event triggering WARN that occur subsequent to the Closing Date. The Seller and Purchaser further agree that this Section shall not be construed as an admission or an acknowledgement by the Seller or Purchaser that either party is an "employer" as such term is defined under WARN or any state equivalent. The provision of this Section 14.22 shall survive Closing and delivery of the Deed.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be executed as of the date indicated below.

                                     SELLER

WITNESS:                             THI III GL INVESTMENTS L.L.C.

Marcel Verbaas                       By: /s/ David J. Weymer
--------------                           --------------------------
                                     Name: David J. Weymer
                                     Its:  President

                                     PURCHASER

WITNESS:                             CNL HOTELS & RESORTS, INC.

Eliza Bardin                         By: /s/ Marcel Verbaas
--------------                           --------------------------
                                     Name: Marcel Verbaas
                                     Its:  Chief Investment Officer
                                           and Senior Vice President

                                    EXHIBITS

A   Legal Description of Land
B   List of Equipment Leases
C   List of Service Contracts
D   List of Space Leases
E   List of Rooms Agreements
F   Purchase Price Allocation
G   Management Agreements
H   Form of Escrow Instructions For Deposit
I   List of Environmental Documents
J   Exceptions
K   [Intentionally Deleted]
L   Capital Projects
M   Pending Contracts
N   Litigation
O   Form of Special Warranty Deed
P   Form of Bill of Sale
Q   Form of Assignment of Permits and Intangible Property
R Form of Assignment and Assumption of Service Contracts, Rooms Agreements and Equipment Leases
S   Form of Assignment and Assumption of Development Agreement
T   Form of Owner's Affidavit
U   Form of FIRPTA Certificate
V   Form of Assignment and Assumption of Management Agreements
W   Form of Assignment and Assumption of Space Leases
X   Form of Tenant Notice
Y   Form of Seller's Closing Certificate
Z   Form of Purchaser Closing Certificate
AA  List of Scheduled Personalty
BB  List of Property Documents
CC  List of Operating Statements
DD  Form of Amendment to Declaration
EE Form of Escrow Instructions for Post-Closing Obligations FF Form of Assignments of Declaration

                                    EXHIBIT A

                            Legal Description of Land

Parcel 1, GRANDE LAKES RESORT, according to the Plat thereof as recorded in Plat Book 58 at Pages 23 through 36, inclusive, of the Public Records of Orange County, Florida, together with all easements appurtenant to said parcels established by and pursuant to the terms of that certain Declaration of Covenants, Conditions, Restrictions, Easements and Reservations for Grande Lakes Resort, Orlando, Florida, made and executed by THI III GL Investments L.L.C., THI III GL Land Corporation and Grande Lakes Resort Property Owners Association, Inc. dated as of April 1, 2004 and recorded on August 6, 2004 in Official Records Book 7565 at Pages 1177 et seq. of the Public Records of Orange County, Florida and that certain Declaration of Covenants, Conditions, Restrictions, Easements and Reservations for Grande Lakes Master Stormwater Management System, made and executed by THI III GL Investments L.L.C., THI III GL Land Corporation and Grande Lakes Stormwater Management Association, Inc. recorded on August 7, 2003 in Official Records Book 7038 at Pages 2091 et seq. of the Public Records of Orange County, Florida.

Parcel 4, GRANDE LAKES RESORT, according to the Plat thereof as recorded in Plat Book 58 at Pages 23 through 36, inclusive, of the Public Records of Orange County, Florida, together with all easements appurtenant to said parcels established by and pursuant to the terms of that certain Declaration of Covenants, Conditions, Restrictions, Easements and Reservations for Grande Lakes Resort, Orlando, Florida, made and executed by THI III GL Investments L.L.C., THI III GL Land Corporation and Grande Lakes Resort Property Owners Association, Inc. dated as of April 1, 2004 and recorded on August 6, 2004 in Official Records Book 7565 at Pages 1177 et seq. of the Public Records of Orange County, Florida and that certain Declaration of Covenants, Conditions, Restrictions, Easements and Reservations for Grande Lakes Master Stormwater Management System, made and executed by THI III GL Investments L.L.C., THI III GL Land Corporation and Grande Lakes Stormwater Management Association, Inc. recorded on August 7, 2003 in Official Records Book 7038 at Pages 2091 et seq. of the Public Records of Orange County, Florida.

Parcel 5, GRANDE LAKES RESORT, according to the Plat thereof as recorded in Plat Book 58 at Pages 23 through 36, inclusive, of the Public Records of Orange County, Florida, together with all easements appurtenant to said parcels established by and pursuant to the terms of that certain Declaration of Covenants, Conditions, Restrictions, Easements and Reservations for Grande Lakes Resort, Orlando, Florida, made and executed by THI III GL Investments L.L.C., THI III GL Land Corporation and Grande Lakes Resort Property Owners Association, Inc. dated as of April 1, 2004 and recorded on August 6, 2004 in Official Records Book 7565 at Pages 1177 et seq. of the Public Records of Orange County, Florida and that certain Declaration of Covenants, Conditions, Restrictions, Easements and Reservations for Grande Lakes Master Stormwater Management System, made and executed by THI III GL Investments L.L.C., THI III GL Land Corporation and Grande Lakes Stormwater Management Association, Inc. recorded on August 7, 2003 in Official Records Book 7038 at Pages 2091 et seq. of the Public Records of Orange County, Florida.

                                    EXHIBIT B

                                EQUIPMENT LEASES

VENDOR NAME                                            TYPE               PROPERTY
-------------------------------------------           -----         --------------------
Alamo Leasing (Silverado-Grounds)                     Lease         Grande Lakes Orlando
                                                                           ("GLO")

DCC Diebold Credit Corporation (1 machine)            Lease          Ritz-Carlton ("RC")

DCC Diebold Credit Corporation (2 machines)           Lease          JW Marriott ("JW")

Ford Credit (Navigator)                               Lease                  JW

GE Capital/Zeno (Copy machines)                       Lease                  RC

GE Capital/Zeno (Copy machines)                       Lease                  JW

GMAC (Escalade - FO)                                  Lease                  RC

GMAC (Escalade - FO)                                  Lease                  JW

Lease Corp of America (Radio's - Rooms)               Lease                  RC

Mercedes Benz (Front Office)                          Lease                  RC

PBCC (Mail Machine)                                   Lease                  RC

PBCC (Mail Machine)                                   Lease                  JW

PBCC (Shipping & Recvg)                               Lease                  RC

PBCC (Shipping & Recvg)                               Lease                  JW

PBCC (Shipping & Recvg)                               Lease                  GLO

PFG Leasing (n/k/a National City Golf)
(Grounds vehicles)                                    Lease                  GLO

STSN (a/k/a Ibahn General Holdings)                   Lease                 RC/JW

Sutton Leasing (Van-Blue)                             Lease                  RC

Sutton Leasing (F250 2wd XL-Engineering)              Lease                  GLO

Textron Financial (Golf carts)                        Lease               Golf/mix

Towne Park (Parking Equipment)                        Lease                 RC/JW

                                    EXHIBIT C

                                SERVICE CONTRACTS

VENDOR NAME                                            TYPE              PROPERTY
---------------------------------------------   -----------------  --------------------
Aboard Publishing                               Service Agreement           JW

Aqua Recycle                                    Service Agreement  Grande Lakes Orlando
                                                                          ("GLO")

Buff Masters (Hotel vehicle cleaning service)   Service Agreement           JW

CSI - Caddie Services, Inc.                     Service Agreement          Golf

The Carpet Cleaner                              Service Agreement         RC Spa

Certegy (check guarantee)                       Service Agreement           RC

Certegy (check guarantee)                       Service Agreement           JW

Cummins Southeastern Power, Inc.                   Maintenance              RC
                                                     Contract

Cummins Southeastern Power, Inc.                   Maintenance              JW
                                                     Contract

DMX Music, Inc.                                 Service Agreement           JW

EcoLab (Aqua Balance)                              Maintenance              RC
                                                     Contract

EcoLab (Aqua Balance)                              Maintenance              JW
                                                     Contract

Fitness Services of Florida, Inc.                  Maintenance              RC
                                                     Contract

Five Star Laundry                               Service Agreement          RC/JW

Food Team                                       Service Agreement           RC

VENDOR NAME                                            TYPE              PROPERTY
---------------------------------------------   -----------------  --------------------
GES Exposition Services, Inc.                   Service Agreement           RC

GES Exposition Services, Inc.                   Service Agreement           JW

GES Exposition Services, Inc. d/b/a Trade
Show Electrical                                 Service Agreement           RC

GES Exposition Services, Inc. d/b/a Trade       Service Agreement           JW
Show Electrical

Grunau                                          Service Agreement           RC

Grunau                                          Service Agreement           JW

Grunau                                          Service Agreement         RC Golf

Greenery Productions, Inc.                      Service Agreement          RC/JW

Haines City Fire Extinguisher Service, Inc         Maintenance              RC
                                                     Contract

Haines City Fire Extinguisher Service, Inc         Maintenance              JW
                                                     Contract

Hello Florida, Inc. (Theme events including
decor, tours and transportation)  Also called
"Destination Services"                          Service Agreement           RC

Hello Florida, Inc. (Theme events including
decor, tours and transportation)  Also called
"Destination Services"                          Service Agreement           JW

Infinite Energy                                 Service Agreement           GLO

Kid's Nite Out Recreation & Resort Management   Service Agreement          RC/JW

Mears (transportation services for guests)      Service Agreement           RC

VENDOR NAME                                            TYPE              PROPERTY
---------------------------------------------   -----------------  --------------------
Mears (transportation services for guests)      Service Agreement           JW

Micros                                             Maintenance              RC
                                                     Contract

Micros                                             Maintenance              JW
                                                     Contract

MidFlorida Armored & ATM, Inc.                  Service Agreement           JW

National Production Services Inc.               Service Agreement           RC

National Production Services Inc.               Service Agreement           JW

On Command Video                                Service Agreement          RC/JW

Otis Elevator Co.                                  Maintenance              RC
                                                     Contract

Otis Elevator Co.                                  Maintenance              JW
                                                     Contract

PADI (Prof.Assoc.of Diving Instructors)         Service Agreement           JW

PlayNetwork, Inc. (Starbucks)                   Service Agreement           JW

Rose Restoration                                Service Agreement           JW

Roto-Rooter                                        Maintenance              RC
                                                     Contract

Roto-Rooter                                        Maintenance              JW
                                                     Contract

Siemens                                            Maintenance             RC/JW
                                                     Contract

STSN                                               Maintenance             RC/JW
                                                    Agreement

Systems Design & Development, Inc. (Jazz           Maintenance             RC/JW
phone system)                                        Contract

Telemanager.net                                 Service Agreement          RC/JW

Terminix (Pest Elimination)                        Maintenance              RC
                                                     Contract

Terminix (Pest Elimination)                        Maintenance              JW
                                                     Contract

Thermal Tech, Inc.                                 Maintenance              GLO
                                                     Contract

VENDOR NAME                                            TYPE              PROPERTY
---------------------------------------------   -----------------  --------------------
Towne Park, Ltd                                 Service Agreement           RC

Towne Park, Ltd                                 Service Agreement           JW

Trane (Energy Mgmt)                                Maintenance             RC/JW
                                                     Contract

Triple B Cleaners                               Service Agreement           RC

Triple B Cleaners                               Service Agreement           JW

United Hospitality Resources, Inc.              Service Agreement           RC

United Service Companies                        Service Agreement           JW

United Temps                                    Service Agreement           RC

United Temps                                    Service Agreement           JW

Waste Mgmt Orlando                              Service Agreement           RC

Waste Mgmt Orlando                              Service Agreement           JW

EMC Venues                                      Service Agreement           GLO

TIG Global                                      Service Agreement           GLO

TECO Partners                                   Service Agreement           GLO

                                    EXHIBIT D

                                  SPACE LEASES

VENDOR NAME                                            TYPE               PROPERTY
--------------------------------------------        ----------      -------------------
11th Hour Business Centers                          Concession      Ritz-Carlton ("RC")

11th Hour Business Centers                          Concession       JW Marriott ("JW")

Buena Vista Concessions, Inc. (Surrey
Bicycles)                                           Concession               RC

Buena Vista Concessions, Inc. (Surrey
Bicycles)                                           Concession               JW

Hertz                                               Concession               JW

JCORL Inc, dba John Craig                           Concession               JW

Lowe and Behold Event Accents, LLC (florist)        Concession             RC/JW

Mimi's Boutique Inc                                 Concession               JW

My Three Sons
(Game Room Concession)                              Concession               JW

My Three Sons
(employee snack, soda and food vending)             Concession               JW

My Three Sons
(guest laundry vending)                             Concession               JW

Nat Landau Hyman Jewels, Ltd.                       Concession               JW

Norman's
New World Orlando, LLC                                 Lease                 RC

Premier Getaways, Inc.                              Concession               JW

SeaWorld of Florida, Inc.                           Concession             RC/JW

Trade Winds (attendants for towel kiosk)            Concession               JW

Universal Money Centers, Inc. (ATMs)                Concession               RC

VENDOR NAME                                            TYPE               PROPERTY
--------------------------------------------        ----------      -------------------
Universal Money Centers, Inc. (ATMs)                Concession               JW

American Express                                      License       Grande Lakes Orlando
                                                                          ("GLO")

InvoTech Systems, Inc. (Garment Inventory
Mgmt System)                                          License              RC/JW

Melissa Kelly/Primo                                   License                JW

NewMarket International, Inc. (Delphi MPE
Software)                                             License                RC

OpenTable, Inc. (restaurant reservation
network)                                              License                RC

OpenTable, Inc. (restaurant reservation
network)                                              License                JW

Peat's Operating Company, Inc.                        License                RC

Starbucks                                             License                JW

                                   EXHIBIT E

                                ROOMS AGREEMENTS

WHOLESALER NAME                           HOTEL CONTRACTED                CONTRACT DATES
-----------------------------             ------------------------        -----------------------------
American Airlines Vacations               Ritz-Carlton/JW Marriott        Jan. 01-Dec. 31, 2006
Apple Vacations                           Ritz-Carlton/JW Marriott        Sept. 01, 2005- Dec. 31, 2006
Allied T. Pro                             Ritz-Carlton/JW Marriott        Jan. 01-Dec. 31, 2006
Airtours- TUI                             Ritz-Carlton/JW Marriott        Jan. 01-Dec. 31, 2006
American Tours International              Ritz-Carlton/JW Marriott        Jan. 01-Dec. 31, 2006
Bonotel                                   Ritz-Carlton/JW Marriott        Jan. 01-Dec. 31, 2006
British Airways                           Ritz-Carlton/JW Marriott        Jan. 01-Dec. 31, 2006
City Tours                                Ritz-Carlton/JW Marriott        Jan. 01-Dec. 31, 2006
Certified Vacations                       Ritz-Carlton/JW Marriott        Jan. 01-Dec. 31, 2006
CTN Tours                                 Ritz-Carlton/JW Marriott        Jan. 01-Dec. 31, 2006
Colletts Travel                           Ritz-Carlton/JW Marriott        Jan. 01-Dec. 31, 2006
Carrier                                   Ritz-Carlton                    Jan. 01-Dec. 31, 2006
Elegant Resorts                           Ritz-Carlton                    Jan. 01-Dec. 31, 2006
FTI North America                         Ritz-Carlton/JW Marriott        Jan. 01-Dec. 31, 2006
HotelBeds                                 Ritz-Carlton/JW Marriott        Jan. 01-Dec. 31, 2006
ITC Classics                              Ritz-Carlton                    Jan. 01-Dec. 31, 2006
JTB International                         Ritz-Carlton/JW Marriott        Jan. 01-Dec. 31, 2006
Kuoni Travel, LTD                         Ritz-Carlton/JW Marriott        Jan. 01-Dec. 31, 2006
MLT Vacations                             Ritz-Carlton                    Jan. 01-Dec. 31, 2006
National Leisure Group                    Ritz-Carlton/JW Marriott        Jan. 01-Dec. 31, 2006
New World Travel                          Ritz-Carlton/JW Marriott        Jan. 01-Dec. 31, 2006
North America Travel Service              JW Marriott                     Jan. 01-Dec. 31, 2006
Royal Caribbean Ltd                       Ritz-Carlton                    March 29-2005- Dec. 31, 2006
Seasons In Style                          Ritz-Carlton                    Jan. 01-Dec. 31, 2006
Tourco                                    Ritz-Carlton/JW Marriott        Jan. 01-Dec. 31, 2006
Thomas Cook Signature                     JW Marriott                     Jan. 01-Dec. 31, 2006
Travel Impressions                        Ritz-Carlton/JW Marriott        Jan. 01-Dec. 31, 2006
Travalco                                  Ritz-Carlton/JW Marriott        Jan. 01-Dec. 31, 2006
Virgin Holidays                           Ritz-Carlton/JW Marriott        Jan. 01-Dec. 31, 2006
Welcome USA                               Ritz-Carlton                    Jan. 01-Dec. 31, 2006

                                    EXHIBIT F

                            PURCHASE PRICE ALLOCATION

Land                                       $105,641,095

Building & Improvements                    $554,519,463

Furniture, Fixtures & Equipment            $104,839,442
                                           ------------
TOTAL                                      $755,000,000

                                    EXHIBIT G

                              MANAGEMENT AGREEMENTS

                               GRANDE LAKES RESORT

1. Management Agreement (JW Marriott Hotel), dated as of April 19, 2001, by and between Manager and Seller

      - First Amendment to Management Agreement dated December 27, 2002, by and between Manager and THI III GL Lessee, L.L.C.

      - Second Amendment to Management Agreement dated September 23, 2003, effective as of June 9, 2003, by and between Manager and THI III GL Lessee, L.L.C.

      - Third Amendment to Management Agreement dated January 20, 2004, by and between Manager and THI III GL Lessee, L.L.C.

      - Fourth Amendment to Management Agreement dated August 13, 2004, by and between Manager and THI III GL Lessee, L.L.C.

      - Fifth Amendment to Management Agreement dated December 23, 2004, by and between Manager and THI III GL Lessee, L.L.C.

2. Management Agreement (Ritz-Carlton Hotel), dated as of April 19, 2001, by and between Manager and Seller

      - First Amendment to Management Agreement dated December 27, 2002, by and between Manager and THI III GL Lessee, L.L.C.

      - Second Amendment to Management Agreement dated September 23, 2003, effective as of June 9, 2003, by and between Manager and THI III GL Lessee, L.L.C.

      - Third Amendment to Management Agreement dated August 13, 2004, by and between Manager and THI III GL Lessee, L.L.C.

      - Fourth Amendment to Management Agreement dated December 23, 2004, by and between Manager and THI III GL Lessee, L.L.C.

3. Management Agreement (Golf Course), dated as of April 19, 2001, by and between Manager and Seller

      - First Amendment to Management Agreement dated December 27, 2002, by and between Manager and THI III GL Lessee, L.L.C.

      - Second Amendment to Management Agreement dated September 23, 2003, effective as of June 9, 2003, by and between Manager and THI III GL Lessee, L.L.C.

      - Third Amendment to Management Agreement dated August 13, 2004, by and between Manager and THI III GL Lessee, L.L.C.

      - Fourth Amendment to Management Agreement dated December 23, 2004, by and between Manager and THI III GL Lessee, L.L.C.

4. Marketing Rights and Marketing Desk Agreement, dated as of July 31, 2003, by and between THI III GL Lessee L.L.C. and Marriott Ownership Resorts, Inc.

5. First Amended and Restated Resort Integration Agreement, dated as of April 1, 2004, by and among THI III GL Lessee, L.L.C., Manager and Seller

                                    EXHIBIT H

                     FORM OF ESCROW INSTRUCTIONS FOR DEPOSIT

                               December ___, 2005

The Talon Group
111 N. Orange Avenue
Suite 1285
Orlando, Florida  32801
Attention:  Michael J. Moore, Esq.

      Re: Deposit under Purchase and Sale Agreement (the "Agreement") dated December ___, 2005, by and between THI III GL Investments L.L.C. ("Seller") and CNL Hotels & Resorts, Inc. ("Purchaser")

Gentlemen and Ladies:

      Purchaser and Seller have entered into the Agreement pursuant to which Purchaser agrees to purchase the resort known as Grande Lakes Resort in Orlando, Florida, all as more particularly set forth in the Agreement. In accordance with the Agreement, Purchaser is delivering herewith cash in the amount of Fifteen Million Dollars ($15,000,000) (which, along with any interest earned thereon, is hereinafter referred to as the "Deposit"). You are to hold the Deposit in escrow and deliver it to Seller or Purchaser in accordance with these instructions.

      If, prior to 5 p.m. Eastern time on December 30, 2005, you receive a notice from Purchaser stating that it is terminating the Agreement, you shall immediately return the Deposit to Purchaser. If after December 30, 2005, you receive a written statement from Seller ("Seller's Notice") stating that (i) Purchaser is in default under the Agreement, and (ii) a copy of Seller's Notice has been delivered to Purchaser, you shall, on the third (3rd) business day after receipt of Seller's Notice, deliver the Deposit (by delivering cash, certified check or some other form of immediately available funds), to Seller, at c/o Thayer Lodging Group, Inc, Inc., 410 Severn Avenue, Suite 314, Annapolis, Maryland 21403, or such other address as Seller may request, except that if you receive written notice from Purchaser or Purchaser's counsel within two (2) business days after Purchaser's receipt of Seller's Notice that Purchaser disputes Seller's right to receive the Deposit and directs you not to make the foregoing delivery, you shall not deliver the Deposit to Seller but shall instead retain the Deposit or, if appropriate, interplead the Deposit in a court of competent jurisdiction.

      If closing occurs under the Agreement, you shall apply the Deposit in accordance with instructions from Purchaser and Seller. If you receive a written statement from Purchaser ("Purchaser's Notice") stating that (A) Purchaser is excused from performing under the Agreement, and that a copy of Purchaser's Notice has been delivered to Seller, or (B) Seller is in default under the Agreement, and that a copy of Purchaser's Notice has been delivered to Seller, you shall, on the third (3rd) business day after receipt of Purchaser's Notice, deliver the Deposit to Purchaser at c/o CNL Hospitality Corp., CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801, except that if you receive written notice from Seller or Seller's counsel within two (2) business days after receipt of Purchaser's Notice that Seller disputes Purchaser's right to receive the Deposit and directs you not to make the foregoing delivery, you shall not deliver the Deposit to Purchaser but shall instead retain it or, if appropriate, interplead the Deposit in a court of competent jurisdiction.

      You are not to disclose to any person (other than the parties hereto, their employees, agents or independent contractors) any information about the Agreement or its existence or this letter of instructions (except if requested by either party or as may be required by court in any litigation or by law).

      You are to maintain the Deposit in a federally-insured interest-bearing account in a financial institution in the Orlando, Florida metropolitan area, and all interest accruing thereon shall be paid to the party entitled to the Deposit under the terms of the Agreement. However, we understand that you assume no responsibility for, nor will we hold you liable for, any loss accruing due to bank failure and/or takeover by a federal regulatory agency, or which arises solely from the fact that the escrow amount exceeds One Hundred Thousand Dollars ($100,000) and that the excess amount is not insured by the Federal Deposit Insurance Corporation. Nor shall you be required to institute legal proceedings of any kind pursuant to these instructions, nor be required to defend any legal proceedings which may be instituted against you with respect to the subject matter of these instructions unless you are requested to do so by Purchaser or Seller and arrangements reasonably satisfactory to you have been made to indemnify you against the cost and expense of such defense by the party making such request. If any dispute shall arise with respect to these instructions, whether such dispute arises between the parties hereto or between the parties hereto and other persons, you may interplead such Deposit. Escrow Agent shall be responsible only for the performance of such duties as are strictly set forth herein and in no event shall Escrow Agent be liable for any act or failure to act under the provisions of this letter except where such action or inaction is the result of Escrow Agent's willful misconduct or gross negligence.

      Seller and Purchaser each hereby agrees to indemnify you and hold you harmless against any loss, liability or damage (including the cost of litigation and reasonable counsel fees) incurred in connection with the performance of your duties hereunder except as a result of your willful misconduct or gross negligence.

      Please indicate your agreement to comply with the foregoing instructions by executing at least two copies of this letter and returning one to Purchaser's counsel and one to Seller's counsel.

                                 Very truly yours,

                                 SELLER

WITNESS/ATTEST:                  THI III GL INVESTMENTS L.L.C.

___________________              By:_______________________________
                                 Name:_____________________________
                                 Its:______________________________

                                 PURCHASER

WITNESS/ATTEST:                  CNL HOTELS & RESORTS, INC.

___________________              By:_______________________________
                                 Name:_____________________________
                                 Its:______________________________

ACKNOWLEDGED AND AGREED:

THE TALON GROUP

By:____________________________
Name:__________________________
Its:___________________________
Date:__________________________

                                    EXHIBIT I

                         LIST OF ENVIRONMENTAL DOCUMENTS

1. Phase I Environmental Site Assessment of Ritz Carlton/JW Marriott Grande Lakes Orlando Resort dated February 8, 2005 (On Site Date of October 25 and 26, 2004) prepared by EMG for Barclays Capital, along with Reliance Letter issued by EMG dated October 13, 2005 on behalf of Thayer Lodging Group.

2. Phase I Environmental Site Assessment Update dated March 2001 prepared by Evans Environmental & Geosciences ("EE&G") for Manager (EE&G Project Number 04202000714), along with Reliance Letter issued by EE&G dated March 28, 2001 on behalf of Seller.

3. Phase I Environmental Site Assessment Update dated May 2000 prepared by EE&G for Triarc International of Orlando, Inc. (EE&G Project Number 0302001941), along with Reliance Letter issued by EE&G dated March 28, 2001 on behalf of Seller.

4. Phase I Environmental Site Assessment dated October 1997 prepared by EE&G for Manager (EE&G Project Number 9810093), along with Reliance Letter issued by EE&G dated March 28, 2001 on behalf of Seller.

5. Final Microbial Air Testing Report prepared by Gobbell Hays Partners, Inc., dated July 18, 2003.

6. Moisture Content Data and other documentation relating to moisture abatement from Munters Moisture Control Services dated 2004 and 2005.

                                    EXHIBIT J

                                   EXCEPTIONS

1. The provisions of all laws, ordinances and regulations affecting the Property, including, without limitation, zoning laws, ordinances and regulations.

2.    The occupancy rights of transient lodging guests.

3.    The Space Leases.

4. The liens of any real estate or personal property taxes, assessments, and water or sewer charges, not yet due and payable (subject to apportionment as described herein).

5. The state of facts disclosed in the ALTA/ACSM Land Title Survey prepared by Donald W. McIntosh Associates, Inc. dated March 21, 2005 (17 pages), and any other rights, interest or claims arising from and after March 21, 2005 affecting the land which an updated survey would disclose and which are not shown by the public records.

6. Rights of the State of Florida based on the doctrine of the state's sovereign ownership of lands lying below the ordinary high water line of any navigable waters. (Affects Parcel I)

7. Rights of upper and lower owners in and to the use of the waters of Shingle Creek and to the continued uninterrupted flow thereof. (Affects Parcel 1)

8. Notice of Restrictions on Real Estate executed by Florida Land Company, Jacksonville Gas Corporation, Florida Gas Utilities Company, Florida Natural Gas Company and Florida Gas Appliance Company, joined by R.Y. Patterson, Jr. and Lorraine Patterson, his wife, H.L. Wilhite and Bonnie Wilhite, his wife, and R.N. Dosh and Doris S. Dosh, his wife, as Owners, dated June 26, 1972 and recorded June 30, 1972 in Official Records Book 2244, Page 736.

9. Water Reuse Agreement between and executed by each of Orange County, Florida, and Orlando Resort A Associates Limited Partnership and Orlando Resort B Associates Limited Partnership, dated November 29, 1994, and recorded March 28, 1995 in Official Records Book 4871, Page 3401.

10. Project ABC Transportation Impact and Developer's Agreement by and between Orange County, Florida and SC Orlando, L.L.C., a Delaware limited liability Company, recorded March 2, 2000 in Official Records Book 5952, Page 4835.

11. Agreement Regarding Allocation of Development Rights and Entitlements and Restrictive Covenants recorded in Official Records Book 6310, Page 2194.

      Note: As amended by the First Amendment and Partial Release recorded
            October 24, 2002 in Official Records Book 6650 at Page 401.

      Note: As modified by the Assignment of Development Rights and Entitlements in favor of Grande Plaza, L.L.C., recorded August 7, 2003 in Official Records Book 7038 at Page 2289.

      Note: As modified by the Assignment of Development Rights and Entitlements in favor of Alta Grande, Ltd., recorded August 7, 2003 in Official Records Book 7038 at Page 2305.

      Note: As modified by the Assignment of Development Rights and Entitlements in favor of John Young and Central Florida Parkway, L.L.C., recorded August 7, 2003 in Official Records Book 7038 at Page 2321.

12.   Use Agreement recorded in Official Records Book 6977, Page 4478.

13. Declaration of Covenants, Conditions, Restrictions, Easements and Reservations for Grande Lakes Master Stormwater Management System recorded in Official Records Book 7038, Page 2091.

14. Deed of Conservation Easements recorded in Official Records Book 7131, Page 3594 (Affects Parcel 1).

15. Non-Exclusive Drainage Easement and Joint Utilization Agreement recorded in Official Records Book 7280, Page 235 (Affects Parcel 1).

16. Grant of Easements recorded in Official Records Book 7280, Page 262 (Affects Parcel 1).

17. Grant of Easement recorded in Official Records Book 7507, Page 2178 (Affects Parcel 4).

18. Grant of Easement recorded in Official Records Book 7507, Page 2194 (Affects Parcels 1, 4, and 5).

19. Grant of Non-Exclusive Drainage Easements, Joint Utilization Agreement and Bill of Sale recorded in Official Records Book 7507, Page 2216.

20. Matters reflected upon the plat of Grande Lakes Resort recorded August 6, 2004 in Plat Book 58, Pages 23 through 26, inclusive, Public Records of Orange County, Florida.

21. Terms and conditions of the Declaration of Covenants, Conditions, Restrictions, Easements and Reservations recorded in Official Records Book 7565, Page 1177.

22. Memorandum of Marketing Rights and Marketing Desk Agreement recorded in Official Records Book 7587, Page 3834.

23. Notice of Commencement filed November 7, 2005, recorded in Official Records Book 8291, Page 204, Public Records of Orange County, Florida.

                                    EXHIBIT K

                             [INTENTIONALLY DELETED]

                                    EXHIBIT L

                                CAPITAL PROJECTS
                                  GRANDE LAKES

1.    COQUINA GRAND HALL UPGRADE

      Upgrade the Coquina Grand Hall at the JW Marriott Hotel as follows:

      -     Add coral stone to door frames

      -     Install wainscot to all walls to 6 feet level

      -     Install styrofoam crown molding at 12 and 25 feet levels

      -     Hide or relocate pipes throughout the hall

      -     Paint walls from top of 12 foot crown molding to ceiling

      - Add vinyl wallcovering between the wainscot and 12 foot crown molding

      -     Estimated cost: $600,000

2.    WIRELESS CONNECTIVITY

      Install a wireless antenna system in the hotels, spa and common areas throughout the Resort at an estimated cost of $2,090,517.02, as detailed in Schedule A attached hereto.

                                   SCHEDULE A

                  GRANDE LAKES DAS INSTALLATION COST BREAKDOWN
                                   10/26/2005

                                   JWCC V&DW/S   JWHT V&DW/S   JWBR V&DW/S   JWPOOL V&DW/S   RZCC V&DW/S   RZH V&DW/S
WITH SPECTRALINK INFRASTRUCTURE    CONF.CTR.    HOTEL TOWER   BALL ROOMS        POOLS        CONF.CTR.    HOTEL TOWER
--------------------------------   -----------   -----------   -----------   -------------   -----------   -----------
DAS Voice Equipment                $231,772.50   $206,010.00   $11,445.00     $22,890.00     $ 68,670.00   $171,675.00
DAS Data Equipment                 $ 42,405.00   $ 88,665.00   $ 5,782.50     $ 3,855.00     $ 25,057.50   $ 59,752.50
Antennas                           $  5,460.00   $  9,230.00   $   520.00     $   330.00     $  3,315.00   $  7,735.00
Cabling Voice                      $ 67,512.79   $105,753.94   $ 4,943.75     $ 3,605.50     $ 48,804.71   $124,996.08
Cabling Data                       $  5,008.00   $  4,078.00   $   647.00     $   358.00     $  3,144.00   $  3,315.00
Power Equipment                    $ 10,000.00   $         -   $        -     $        -     $         -   $         -
Cabling Services Voice             $ 57,199.41   $ 90,739.06   $ 4,816.50     $ 4,945.25     $ 41,253.94   $150,754.65
Cabling Services Data              $  3,010.50   $  4,775.74   $   253.50     $   260.75     $  2,171.26   $  7,934.46
Equipment Installation Services
  Voice                            $ 47,055.80   $ 38,149.80   $ 6,329.10     $ 2,905.45     $ 28,097.70   $ 31,149.10
Equipment Installation Services
  Data                             $ 17,404.20   $ 14,110.20   $ 2,340.90     $ 1,074.60     $ 10,392.30   $ 11,520.90
Taxes and Shipping                 $         -   $         -   $        -     $        -     $         -   $         -

Total Cost Voice                   $403,540.50   $440,652.80   $27,534.35     $34,355.15     $186,826.35   $478,574.83
Total Cost Data                    $ 67,827.70   $111,628.94   $ 9,023.90     $ 5,548.35     $ 40,765.06   $ 82,522.86
Total Other Cost                   $ 15,460.00   $  9,230.00   $   520.00     $   330.00     $  3,315.00   $  7,735.00
Total Cost                         $486,828.19   $561,551.74   $37,078.25     $40,233.50     $230,906.41   $568,832.68

                                   RZPOOL V&DW/S   RZSPA V&DW/S   RZGOLF V&DW/S     RZNBR V&D
WITH SPECTRALINK  INFRASTRUCTURE     POOLS             SPA          GOLF CLUB     NEW BALLROOM     GRAND TOTAL
--------------------------------   -------------   ------------   -------------   -------------   -------------
DAS Voice Equipment                 $11,445.00      $11,445.00      $22,890.00      $11,445.00    $  769,687.50
DAS Data Equipment                  $ 1,927.50      $ 5,782.50      $ 3,855.00      $ 7,710.00    $  244,792.50
Antennas                            $   165.00      $   780.00      $   325.00      $ 1,040.00    $   28,900.00
Cabling Voice                       $ 2,297.75      $ 8,630.75      $ 6,135.75      $ 7,694.00    $  380,375.02
Cabling Data                        $   398.00      $   412.00      $   358.00      $        -    $   17,718.00
Power Equipment                     $        -      $        -      $        -      $        -    $   10,000.00
Cabling Services Voice              $ 4,063.63      $ 8,345.75      $ 8,918.13      $ 3,952.00    $  374,997.30
Cabling Services Data               $   213.88      $   439.25      $   469.38      $   208.00    $   19,736.70
Equipment Installation Services
  Voice                             $ 3,949.30      $ 6,197.70      $ 4,438.40      $10,074.00    $  178,346.30
Equipment Installation Services
  Data                              $ 1,460.70      $ 2,292.30      $ 1,641.60      $ 3,726.00    $   65,963.70
Taxes and Shipping                  $        -      $        -      $        -      $        -    $           -

Total Cost Voice                    $21,755.68      $34,619.20      $42,382.28      $33,165.00    $1,703,406.12
Total Cost Data                     $ 4,000.08      $ 8,926.05      $ 6,323.98      $11,644.00    $  348,210.90
Total Other Cost                    $   165.00      $   780.00      $   325.00      $ 1,040.00    $   38,900.00
Total Cost                          $25,920.75      $45,325.25      $49,031.25      $45,849.00    $2,090,517.02

                                    EXHIBIT M

                                PENDING CONTRACTS

WHOLESALER NAME           HOTEL CONTRACTED                CONTRACT DATES
AnaHallo Tours            Ritz-Carlton/ JW Marriott       Jan. 01- Dec. 31, 2006
Emirates                  Ritz-Carlton/ JW Marriott       Jan. 01- Dec. 31, 2006
First Choice/Sovereign    Ritz-Carlton/ JW Marriott       Jan. 01- Dec. 31, 2006
GOGO- Liberty Travel      Ritz-Carlton/ JW Marriott       Jan. 01- Dec. 31, 2006
Holiday Network           Ritz-Carlton/ JW Marriott       Jan. 01- Dec. 31, 2006
Kintetsu                  Ritz-Carlton/ JW Marriott       Jan. 01- Dec. 31, 2006
Mark Travel               Ritz-Carlton/ JW Marriott       Jan. 01- Dec. 31, 2006
Premier Travel            Ritz-Carlton/ JW Marriott       Jan. 01- Dec. 31, 2006
Privilege Tourism         Ritz-Carlton/ JW Marriott       Jan. 01- Dec. 31, 2006
Tourico Holidays          Ritz-Carlton/ JW Marriott       Jan. 01- Dec. 31, 2006
World of Travel           Ritz-Carlton/ JW Marriott       Jan. 01- Dec. 31, 2006

                                    EXHIBIT N

                                   LITIGATION

Litigation:

Gene Versage v. Marriott International, Inc. - Case #6-05-CV-974-ORL-19JGG (employment discrimination case)

Claims:

                                                           CLAIMANT   TOTAL      TOTAL
CLAIM #     DOI        UNIT NAME     CLAIMANT TYPE         STATUS     PAIDS      INCURS
-------   --------    -----------   ------------------     --------   --------   ---------
104820    07/29/05    JW Marriott   EPLI                   Open           0.00   12,500.00
105885    10/15/05    JW Marriott   EPLI                   Open         950.00    8,500.00
097286    08/28/05    JW Marriott   GL - Alleged Theft     Open           0.00      100.00
102756    10/29/05    JW Marriott   GL - Alleged Theft     Open           0.00      100.00
103118    11/02/05    JW Marriott   GL - Alleged Theft     Open           0.00      100.00
103151    11/02/05    JW Marriott   GL - Alleged Theft     Open           0.00       25.00
103437    11/06/05    JW Marriott   GL - Alleged Theft     Open           0.00      100.00
103551    11/03/05    JW Marriott   GL - Alleged Theft     Open           0.00       50.00
103917    11/11/05    JW Marriott   GL - Alleged Theft     Open           0.00        0.00
104360    11/03/05    JW Marriott   GL - Alleged Theft     Open           0.00       50.00
105905    12/05/05    JW Marriott   GL - Alleged Theft     Open           0.00       50.00
106643    12/12/05    JW Marriott   GL - Alleged Theft     Open           0.00      100.00
                                    GL - General
043098    07/29/03    JW Marriott   Liability              Open           0.00   10,000.00
                                    GL - General
048324    10/11/03    JW Marriott   Liability              Open       3,997.28   54,000.00
                                    GL - General
048365    10/11/03    JW Marriott   Liability              Open       1,941.75   13,500.00
                                    GL - General
053913    01/10/04    JW Marriott   Liability              Re-Open        0.00    1,500.00
                                    GL - General
062507    05/14/04    JW Marriott   Liability              Open           0.00      500.00
                                    GL - General
067166    07/21/04    JW Marriott   Liability              Open           0.00    1,500.00
                                    GL - General
068737    08/10/04    JW Marriott   Liability              Open           0.00   10,000.00
                                    GL - General
069231    08/16/04    JW Marriott   Liability              Open           0.00   15,000.00
                                    GL - General
070941    09/11/04    JW Marriott   Liability              Open           0.00      100.00
                                    GL - General
081298    11/30/04    JW Marriott   Liability              Open           0.00       50.00
                                    GL - General
081846    02/24/05    JW Marriott   Liability              Open           0.00    1,000.00
                                    GL - General
081853    12/19/04    JW Marriott   Liability              Open           0.00   20,000.00
                                    GL - General
085866    04/21/05    JW Marriott   Liability              Open         128.68      500.00
                                    GL - General
088116    05/20/05    JW Marriott   Liability              Open           0.00      750.00
                                    GL - General
091702    07/01/05    JW Marriott   Liability              Open           0.00    1,000.00
                                    GL - General

                                                           CLAIMANT   TOTAL      TOTAL
CLAIM #     DOI        UNIT NAME     CLAIMANT TYPE         STATUS     PAIDS      INCURS
-------   --------    -----------   ------------------     --------   --------   ---------
096640    08/22/05    JW Marriott   Liability              Open           0.00      750.00
                                    GL - General
099403    09/23/05    JW Marriott   Liability              Open           0.00      100.00
                                    GL - General
099884    09/29/05    JW Marriott   Liability              Open           0.00      100.00
                                    GL - General
100048    10/01/05    JW Marriott   Liability              Open           0.00      100.00
                                    GL - General
100455    10/03/05    JW Marriott   Liability              Open           0.00       50.00
                                    GL - General
100722    10/07/05    JW Marriott   Liability              Open           0.00      100.00
                                    GL - General
100771    10/08/05    JW Marriott   Liability              Open           0.00      100.00
                                    GL - General
101492    10/13/05    JW Marriott   Liability              Open           0.00      400.00
                                    GL - General
103538    11/07/05    JW Marriott   Liability              Open         428.00      450.00
                                    GL - General
103942    11/12/05    JW Marriott   Liability              Open           0.00      500.00
                                    GL - General
104028    11/10/05    JW Marriott   Liability              Open           0.00      250.00
                                    GL - General
104036    11/13/05    JW Marriott   Liability              Open           0.00    2,000.00
                                    GL - General
104392    11/16/05    JW Marriott   Liability              Open           0.00      100.00
                                    GL - General
104421    11/16/05    JW Marriott   Liability              Open           0.00      100.00
                                    GL - General
105210    11/28/05    JW Marriott   Liability              Open           0.00      100.00
                                    GL - General
105264    11/28/05    JW Marriott   Liability              Open           0.00      100.00
                                    GL - General
105424    12/01/05    JW Marriott   Liability              Open           0.00      100.00
                                    GL - General
105740    12/04/05    JW Marriott   Liability              Open           0.00      100.00
                                    GL - General
106276    12/10/05    JW Marriott   Liability              Open           0.00      100.00
101874    10/12/05    JW Marriott   WC - Medical           Open         106.39      106.39
103010    11/01/05    JW Marriott   WC - Medical           Open       1,056.99    1,056.99
103169    11/03/05    JW Marriott   WC - Medical           Open         746.09      746.09
105122    11/26/05    JW Marriott   WC - Medical           Open           0.00        0.00

097112    08/08/05    Ritz-Carlton  EPLI                   Open          50.00   10,000.00
103417    11/04/05    Ritz-Carlton  GL - Alleged Theft     Open           0.00      100.00
104071    11/11/05    Ritz-Carlton  GL - Alleged Theft     Open           0.00       10.00
105067    10/28/05    Ritz-Carlton  GL - Alleged Theft     Open       2,736.00    2,750.00
105915    12/06/05    Ritz-Carlton  GL - Alleged Theft     Open           0.00       50.00
                                    GL - General
042909    07/28/03    Ritz-Carlton  Liability              Re-Open       81.60      100.00
                                    GL - General
054449    01/19/04    Ritz-Carlton  Liability              Open           0.00    3,000.00
                                    GL - General
057368    12/06/03    Ritz-Carlton  Liability              Open           0.00    5,000.00
                                    GL - General
066321    07/10/04    Ritz-Carlton  Liability              Open           0.00   10,000.00
                                    GL - General
089690    03/18/05    Ritz-Carlton  Liability              Open           0.00    3,000.00
                                    GL - General
090877    06/24/05    Ritz-Carlton  Liability              Open           0.00      500.00
                                    GL - General

                                                           CLAIMANT   TOTAL      TOTAL
CLAIM #     DOI        UNIT NAME     CLAIMANT TYPE         STATUS     PAIDS      INCURS
-------   --------    -----------   ------------------     --------   --------   ---------
096284    08/19/05    Ritz-Carlton  Liability              Open           0.00    1,000.00
                                    GL - General
097774    09/05/05    Ritz-Carlton  Liability              Open           0.00      100.00
                                    GL - General
102221    10/23/05    Ritz-Carlton  Liability              Open           0.00      100.00
                                    GL - General
102334    10/24/05    Ritz-Carlton  Liability              Open           0.00       50.00
                                    GL - General
103019    11/01/05    Ritz-Carlton  Liability              Open         726.73      750.00
                                    GL - General
105152    11/26/05    Ritz-Carlton  Liability              Open           0.00      100.00
060721    04/20/04    Ritz-Carlton  WC - Indemnity         Re-Open      349.80    1,500.00
101460    10/15/05    Ritz-Carlton  WC - Medical           Open         397.90      397.90
102570    10/15/05    Ritz-Carlton  WC - Medical           Open         283.66      283.66
105585    12/02/05    Ritz-Carlton  WC - Medical           Open           0.00        0.00

                                    EXHIBIT O

                          FORM OF SPECIAL WARRANTY DEED

This instrument was prepared
by and should be returned to:

Richard J. Fildes, Esquire
Lowndes, Drosdick, Doster, Kantor
  & Reed, P.A.
Post Office Box 2809
Orlando, Florida  32802-2809
Tax Folio #________________

                              SPECIAL WARRANTY DEED

            THIS SPECIAL WARRANTY DEED, made and executed as of the _____ day of _____________, 200__, by _____________________________, a ___________________,
whose address is _____________________________________________ (hereinafter referred to as the "Grantor") to _______________________, a
_____________________, whose address is
____________________________________________ (hereinafter referred to as the
"Grantee");

                              W I T N E S S E T H:

            That the Grantor, for and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable considerations, the receipt and sufficiency of which are hereby acknowledged by these presents does grant, bargain, sell, alien, remise, release, convey, and confirm unto the Grantee that certain piece, parcel or tract of land situated in Orange County, Florida more particularly described as follows, to wit:

                         SEE EXHIBIT "A" ATTACHED HERETO
                    AND BY THIS REFERENCE MADE A PART HEREOF

(hereinafter referred to as the "Subject Property");

            TOGETHER WITH all the tenements, hereditaments, easements and appurtenances, including riparian rights, if any, thereto belonging or in anywise appertaining;

            TO HAVE AND TO HOLD the Subject Property in fee simple forever.

            AND the Grantor does hereby covenant with and warrant to the Grantee that the Grantor is lawfully seized of the Subject Property in fee simple; that the Grantor has good right and lawful authority to sell and convey the Subject Property; and that the Grantor fully warrants the title to the Subject Property and will defend the same against the lawful claims of all persons claiming by, through or under the Grantor, but against none other.

            THE conveyance made herein, however, is expressly made SUBJECT TO ad valorem real property taxes and assessments for the year 200__ and thereafter, and those matters listed on EXHIBIT "B" attached hereto and incorporated herein by this reference, provided that this reference shall not operate to reimpose the same.

            IN WITNESS WHEREOF, the Grantor has caused these presents to be executed in manner and form sufficient to bind it as of the day and year first above written.

Signed, sealed and delivered
in the presence of:
                         _____________________________,
                                                       a
__________________________________________

____________________________________        By: ______________________________
Name: ______________________________            Name: ________________________
_______________________
                                                Title: _______________________
_______________________

____________________________________        Address:
Name: ______________________________
        ________________________

        ________________________

STATE OF _______________
COUNTY OF ______________

            The foregoing instrument was acknowledged before me this ___ day of ________________, 200__ by ___________________, as ________________ of
__________________________, a ____________________, on behalf of the
_____________. He (She) is personally known to me or has produced
_______________________ as identification.

                                        _______________________________
(NOTARY SEAL)                             Notary Public Signature

                                        _______________________________
                                        Typed or Printed Notary Name _________
                                        Notary Public-State of ____________
                                        Commission No.: ___________
                                        My Commission Expires: __________

                                   EXHIBIT "A"

                                   EXHIBIT "B"

                                    EXHIBIT P

                              FORM OF BILL OF SALE

                                  BILL OF SALE

            THIS BILL OF SALE (the "Bill of Sale") is made and entered into as of the __day of ____________, 200__, by and between ___________________________, a __________________ ("Seller") and ______________________________,
a___________________ ("Buyer");

                              W I T N E S S E T H:

            WHEREAS, Seller and Buyer are parties to that certain Purchase and Sale Agreement dated _________ __, 200__ (the "Agreement"), pursuant to which Seller has agreed, among other things, to sell, assign, transfer and convey to Buyer the Property (as defined in the Agreement); and

            WHEREAS, in connection with the sale and purchase of the Property, Seller has agreed to sell, transfer and convey to Buyer all of Seller's right, title and interest in and to the FF&E, the Fixed Asset Supplies, and the Inventories. Unless otherwise defined herein, all capitalized terms used in this Bill of Sale shall have the meaning given to such term in the Agreement, and this Bill of Sale shall be subject to and qualified by the terms of the Agreement.

            NOW, THEREFORE, in consideration of the foregoing and Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Buyer to Seller, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer do hereby agree as follows:

            1. Seller does hereby sell, transfer and convey to Buyer all of Seller's rights title and interest in and to the FF&E, the Fixed Asset Supplies, and the Inventories and Buyer hereby purchases and accepts all of said right, title and interest in and to the FF&E, the Fixed Asset Supplies, and the Inventories.

            2. EXCEPT AS OTHERWISE PROVIDED IN THIS PARAGRAPH 2 BELOW OR IN THE AGREEMENT, ALL OF THE FF&E, THE FIXED ASSET SUPPLIES AND THE INVENTORIES ARE HEREBY SOLD, TRANSFERRED AND CONVEYED TO BUYER ON AN "AS IS", "WHERE IS", "WITH ALL FAULTS" BASIS, WITHOUT RECOURSE, REPRESENTATION, IMPLIED OR EXPRESS WARRANTY, GUARANTY, PROMISE, PROJECTION OR PREDICTION WHATSOEVER WITH RESPECT TO THE PERSONAL

PROPERTY, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING WITHOUT LIMITATION ANY WARRANTY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Notwithstanding the foregoing to the contrary, Seller does hereby warrant to Buyer that the FF&E, the Fixed Asset Supplies and the Inventories are all free and clear of any and all claims , liens or encumbrances of whatsoever nature; EXCEPTING ONLY the Permitted Exceptions.

            3. This Bill of Sale may be executed in any number of counterparts, all of which taken together shall constitute one and the same instruments and any of the parties hereto may execute this Bill of Sale by signing any such counterpart.

            IN WITNESS WHEREOF, the undersigned has executed this Bill of Sale as of the date first above written.

Signed, sealed and delivered
In the presence of:                      "SELLER":
                                         ______________________________________
                                         a ____________________________________

__________________________________       By: __________________________________
Printed Name: ____________________       Name: ________________________________
                                         Title: _______________________________

Printed Name: ____________________


                                        "BUYER":

                                         ______________________________________
                                         a ____________________________________

__________________________________       By:__________________________________
Printed Name: ____________________       Name: _______________________________
                                         Title: ______________________________

__________________________________
Printed Name: ____________________

                                    EXHIBIT Q

              FORM OF ASSIGNMENT OF PERMITS AND INTANGIBLE PROPERTY

                  ASSIGNMENT OF PERMITS AND INTANGIBLE PROPERTY

            THIS ASSIGNMENT OF PERMITS AND INTANGIBLE PROPERTY (this "Assignment") is made and entered into as of the ___day of ________, 200__, by _____________________________, a ____________________having a mailing address at
_____________________________________("Assignor") to and in favor of ___
_________________, a ____________, having a mailing address at
___________("Assignee");

                              W I T N E S S E T H:

            WHEREAS, Assignor and Assignee are parties to that certain Purchase and Sale Agreement dated _________ __, 200__ (the "Agreement"), pursuant to which Assignor has agreed, among other things, to sell, assign, transfer and convey to Assignee the Property (as defined in the Agreement); and

            WHEREAS, in connection with the sale and purchase of the Property, Assignor has agreed to assign to Assignee all of Assignor's right, title and interest in and to the Permits and the Intangible Property, to the extent that such right, title and interest is assignable by Assignor. Unless otherwise defined herein, all capitalized terms used in this Assignment shall have the meaning given to such term in the Agreement, and this Assignment shall be subject to and qualified by the terms of the Agreement.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Assignor hereby assigns, transfers, and conveys to Assignee all of Assignor's right, title and interest in and to the Permits and the Intangible Property, to the extent that such right, title and interest is assignable by Assignor. Assignor covenants with Assignee that Assignor will execute or procure any additional documents necessary to establish the rights of the Assignee hereunder. This Assignment shall be binding upon and inure to the benefit of Assignor, Assignee and their respective successors and assigns.

            IN WITNESS WHEREOF, the parties have executed this Assignment as of the date set forth above.

Signed, sealed and delivered
In the presence of:
                                         ______________________________________
                                         a ____________________________________

                                         By: __________________________________
___________________________________      Name: ________________________________
Witness Name: _____________________      Title: _______________________________

                                         (CORPORATE SEAL)
___________________________________
Witness Name: _____________________

                                    EXHIBIT R

          FORM OF ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS, ROOMS
                        AGREEMENTS AND EQUIPMENT LEASES

                 ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS,
                      ROOMS AGREEMENTS AND EQUIPMENT LEASES

            THIS ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS, ROOMS AGREEMENTS AND EQUIPMENT LEASES (this "Assignment") is made and entered into as of the ___day of ______________, 200__, by and between
_____________________________, a ____________________having a mailing address at
_____________________________________("Assignor"), and _________________, a
____________, having a mailing address at ___________("Assignee");

                              W I T N E S S E T H:

            WHEREAS, Assignor and Assignee are parties to that certain Purchase and Sale Agreement dated _____________ __, 200__ (the "Agreement"), pursuant to which Assignor has agreed, among other things, to sell, assign, transfer and convey to Assignee the Property (as defined in the Agreement); and

            WHEREAS, in connection with the sale and purchase of the Property, Assignor has agreed to assign to Assignee all of Assignor's right, title and interest in and to the Service Contracts, Rooms Agreements and Equipment Leases, and Assignee has agreed to assume from Assignor all of Assignor's obligations and liabilities arising from and after the Apportionment Date with respect to the Service Contracts, Rooms Agreements and Equipment Leases. Unless otherwise defined herein, all capitalized terms used in this Assignment shall have the meaning given to such term in the Agreement, and this Assignment shall be subject to and qualified by the terms of the Agreement.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1. Assignment. Assignor hereby assigns, transfers, and conveys to Assignee all of Assignor's right, title and interest in and to the Service Contracts, Rooms Agreements and Equipment Leases.

2. Assumption. Assignee hereby assumes all liabilities and obligations of Assignor under the Service Contracts, Rooms Agreements and Equipment Leases arising from and after the Apportionment Date and agrees to perform all obligations of Assignor under the Service Contracts, Rooms Agreements and Equipment Leases.

3. Further Assurances. Assignor covenants with Assignee and Assignee covenants with Assignor that each will execute or procure any additional documents necessary to establish the rights of the other hereunder.

4. Counterparts. This Assignment may be executed by the parties in counterparts, in which event the signature pages thereof shall be combined in order to constitute a single original document.

5. Binding Effect. This Assignment shall be binding upon and inure to the benefit of Assignor, Assignee and their respective successors and assigns.

            IN WITNESS WHEREOF, the parties have executed this Assignment as of the date set forth above.

Signed, sealed and delivered
In the presence of:
                                         _____________________________________
                                         a ___________________________________

                                         By: _________________________________
___________________________________      Name: _______________________________
Witness Name: _____________________      Title: ______________________________

                                         (CORPORATE SEAL)

___________________________________
Witness Name: _____________________

                                         _____________________________________
                                         a ___________________________________


                                         By: _________________________________
___________________________________      Name: _______________________________
Witness Name: _____________________      Title: ______________________________

                                         (CORPORATE SEAL)

___________________________________
Witness Name: _____________________

                                    EXHIBIT S

           FORM OF ASSIGNMENT AND ASSUMPTION OF DEVELOPMENT AGREEMENT

               ASSIGNMENT AND ASSUMPTION OF DEVELOPMENT AGREEMENT

            THIS ASSIGNMENT AND ASSUMPTION OF DEVELOPMENT AGREEMENT (this "Assignment") is made and entered into as of the ___day of ________, 200__, by and between _____________________________, a ____________________having a mailing address at _____________________________________("Assignor"), and
_________________, a ____________, having a mailing address at
___________("Assignee");

                              W I T N E S S E T H:

            WHEREAS, Assignor and Assignee are parties to that certain Purchase and Sale Agreement dated _________ __, 200__ (the "Agreement"), pursuant to which Seller has agreed, among other things, to sell, assign, transfer and convey to Assignee the Property (as defined in the Agreement); and

            WHEREAS, in connection with the sale and purchase of the Property, Assignor has agreed to assign to Assignee all of Assignor's right, title and interest in and to, and Assignee has agreed to assume from Assignor all of Assignor's obligations and liabilities under, the Development Agreement arising from and after Apportionment Date. Unless otherwise defined herein, all capitalized terms used in this Assignment shall have the meaning given to such term in the Agreement, and this Assignment shall be subject to and qualified by the terms of the Agreement.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1. Assignment. Assignor hereby assigns, transfers, and conveys to Assignee all of Assignor's right, title and interest in and to the Development Agreement.

2. Assumption. Assignee hereby assumes all liabilities and obligations of Assignor under the Development Agreement which arise from and after the Apportionment Date and agrees to perform all obligations of Assignor under the Development Agreement.

3. Further Assurances. Assignor covenants with Assignee and Assignee covenants with Assignor that each will execute or procure any additional documents necessary to establish the rights of the other hereunder.

4. Counterparts. This Assignment may be executed by the parties in counterparts, in which event the signature pages thereof shall be combined in order to constitute a single original document.

5. Binding Effect. This Assignment shall be binding upon and inure to the benefit of Assignor, Assignee and their respective successors and assigns.

            IN WITNESS WHEREOF, the parties have executed this Assignment as of the date set forth above.

Signed, sealed and delivered
In the presence of:
                                         ______________________________________
                                         a ____________________________________

                                         By: __________________________________
___________________________________      Name: ________________________________
Witness Name: _____________________      Title: _______________________________

                                         (CORPORATE SEAL)

___________________________________
Witness Name: _____________________

                                         ______________________________________
                                         a ____________________________________

                                         By: __________________________________
___________________________________      Name: ________________________________
Witness Name: _____________________      Title: _______________________________

                                         (CORPORATE SEAL)

___________________________________
Witness Name: _____________________

                            ACKNOWLEDGED AND AGREED:

      The undersigned hereby consents to the foregoing Assignment and Assumption of Development Agreement.

WITNESS:                                 [____________________________]

__________________________               By:_____________________(SEAL)
                                              Name:____________________
                                              Title: Vice President

                                    EXHIBIT T

                            FORM OF OWNER'S AFFIDAVIT

                                OWNER'S AFFIDAVIT

      The undersigned hereby certifies to First American Title Insurance Company (the "TITLE COMPANY") that:

      1. The undersigned is the owner of the property described on EXHIBIT A" attached hereto and by this reference made a part hereof (the "SUBJECT PROPERTY").

      2. To the actual knowledge of the undersigned, except for work that has been performed or is currently being performed or supplies that have been furnished or are currently being furnished by the materialmen, suppliers and contractors identified on Schedule 1 attached hereto, there are no past due bills for the performance of labor at, or the provision of materials or supplies for, the Subject Property performed or provided at the written request, or with the written approval, of the undersigned.

      3. The undersigned has not entered into any mortgages encumbering the Subject Property or improvements thereon that have not been fully performed or satisfied or released, except as set forth in that certain title commitment (the "TITLE COMMITMENT") dated [_________________], 2005, issued by the Title Company and identified as No. [___________].

      4. The undersigned is not a party to any proceedings by any agency or authority, public or private, that levies taxes or assessments, which may result in an increase in taxes or assessments affecting the Subject Property for any period prior to the date hereof and which are not shown by the public records.

      5. The only permitted occupants of the Subject Property are hotel guests and tenants under leases (and their subtenants) with rights of possession only, which leases are listed on the lease summary attached as Schedule 2, and any person or entity identified on Schedule B to the Title Commitment. The undersigned has not entered into any options to purchase the Subject Property or rights of first refusal to purchase the Subject Property either pursuant to written leases or by separate agreements.

      6. The undersigned has not entered into any unrecorded sale contracts, deeds, mortgages or purchase options affecting the Subject Property or improvements thereon, which are presently in effect and will survive the transfer to [__________], a [_________] ("BUYER"), except as set forth in the Title Commitment and except for the purchase agreement with and deed to Buyer.

      7. That there are no suits, judgments, bankruptcies or executions pending against the undersigned in any court whatever that could in any way affect the title to the Subject Property or constitute a lien thereon. The undersigned does not intend to file bankruptcy under the US Code and the present transaction involving the sale of the subject Property is not made for purposes of hindering, delaying or defrauding any creditors of the undersigned.

      The undersigned makes these statements for the purpose of inducing the Title Company to issue the endorsements to one or more of the owner's policy issued pursuant to the Title Commitment.

      This Certificate is dated as of the ___ day of [__________], 2005.

                                         _________________________________,
                                         a _______________________________

                                         By:   _______________________
                                         Name: _______________________
                                         Title:_______________________

STATE OF _______________
COUNTY OF ______________

            The foregoing instrument was acknowledged before me this ___ day of ________________, 20__ by ___________________, as ___________ of
__________________________, a ____________________, on behalf of the
_____________. He (She) is personally known to me or has produced
_______________________ as identification.

                                         ___________________________________
(NOTARY SEAL)                                Notary Public Signature

                                         ___________________________________
                                         Typed or Printed Notary Name
                                         Notary Public-State of_____________
                                         Commission No.:____________________
                                         My Commission Expires:_____________

                                    EXHIBIT U

                           FORM OF FIRPTA CERTIFICATE

                       CERTIFICATION OF NON-FOREIGN STATUS

            Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. To inform the transferee (buyer) that withholding of tax is not required upon the disposition of a U.S. real property interest by _______________________________________, a ______________________ ("SELLER"),
the undersigned hereby certifies the following on behalf of Seller:

            1. Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations). Seller is not a "disregarded entity" (as such term is defined in the Internal Revenue Code and Income Tax Regulations).

            2. Seller's U.S. employer identification number is [_______________].

            3. Seller's office address is: _____________________________________

            4. Seller understands that this certification may be disclosed to the Internal Revenue Service by the transferee (buyer) and that any false statement contained herein could be punished by fine, imprisonment, or both.

            Under penalties of perjury, the undersigned declares that he has examined this certification and to the best of his knowledge and belief it is true, correct and complete, and he further declares that he has the authority to sign this document on behalf of Seller.

            Dated as of the __ day of _________________, 200__.

                                                 SELLER:

                                         __________________________________,
                                         a _________________________________

                                         By:    ____________________________
                                         Name:  ____________________________
                                         Title: ____________________________

                                    EXHIBIT V

                ASSIGNMENT AND ASSUMPTION OF MANAGEMENT AGREEMENT

      THIS ASSIGNMENT AND ASSUMPTION OF MANAGEMENT AGREEMENT (this "Agreement") is made as of _____________, 20___ (the "Effective Date"), by and between _______________________ ("Assignor") and ________________________ ("Assignee").

                                    RECITALS:

      A. Assignor and ___________________________ ("MANAGER") are parties to that certain Management Agreement, dated as of __________________, relating to the _________________________ (the "HOTEL") (the "MANAGEMENT AGREEMENT").

      B. Assignor is conveying all of its right, title and interest in and to the Hotel to Assignee as of the date hereof.

      C. Assignor desires to assign to Assignee all of Assignor's right, title and interest in and to the Management Agreement, and Assignee desires to assume the rights and obligations of Assignor with respect to the Management Agreement.

      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

      1. Assignment. Assignor hereby sells, assigns, conveys, transfers and grants to Assignee all of Assignor's right, title and interest in, to and under the Management Agreement.

      2. Assumption. Assignee hereby accepts all of Assignor's right, title and interest in, to and under the Management Agreement, agrees to be bound by the Management Agreement, and assumes all the duties, obligations and liabilities of Assignor under or with respect to the Management Agreement.

      3. Indemnity. Assignor hereby agrees to protect, indemnify, defend and hold Assignee harmless from and against any and all claims, damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees) arising out of or relating to the Management Agreement and accruing prior to the Effective Date. Assignee hereby agrees to protect, indemnify, defend and hold Assignor harmless from and against any and all claims, damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees) arising out of or relating to the Management Agreement and accruing on or after the Effective Date.

      4. Further Assurances. Promptly upon request of the other party, Assignor and Assignee shall each execute, acknowledge (as appropriate) and deliver to the other such further assurances and take such further actions as may be reasonably required or appropriate to perfect the assignment and assumption of the Management Agreement and otherwise carry out the intent and purpose of this Agreement, provided that neither party shall incur any material additional cost, expense or obligation in connection with any act that the other party may request.

      5. Binding Effect. The terms, covenants, conditions and obligations imposed upon each party herein shall be binding upon the successors and assigns of such party.

      6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument. Such executed counterparts may be delivered by facsimile which, upon transmission to the other party, shall have the same force and effect as delivery of the original signed counterpart. The submission of an unsigned copy of this Agreement or an electronic instrument with or without electronic signature to either party shall not constitute an offer or acceptance. This Agreement shall become effective and binding only upon execution and delivery of this Agreement in non-electronic form by both parties in accordance with this Section.

                        [Signatures follow on next page]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    ASSIGNOR:

WITNESS:  [_________________________]

___________________________________      By:______________________________(SEAL)
                                             Name:  ___________________________
                                             Title: ___________________________

                                    ASSIGNEE:

WITNESS:  [_________________________]

___________________________________      By:______________________________(SEAL)
                                              Name:  __________________________
                                              Title: __________________________

                            ACKNOWLEDGED AND AGREED:

      The undersigned, as Manager of the Hotel, hereby consents to the foregoing Assignment and Assumption of Management Agreement.

                                    MANAGER:

WITNESS: [__________________________]

___________________________________      By:______________________________(SEAL)
                                              Name:  __________________________
                                              Title: Vice President

                                    EXHIBIT W

                FORM OF ASSIGNMENT AND ASSUMPTION OF SPACE LEASES

                    ASSIGNMENT AND ASSUMPTION OF SPACE LEASES

      THIS ASSIGNMENT AND ASSUMPTION OF SPACE LEASES (this "Assignment") is made and entered into as of the ___day of _________, 200__, by and between _____________________________, a ____________________having a mailing address at
_____________________________________("Assignor"), and _________________, a
____________, having a mailing address at ___________("Assignee");

                              W I T N E S S E T H:

            WHEREAS, Assignor and Assignee are parties to that certain Purchase and Sale Agreement dated _________ __, 200__ (the "Agreement"), pursuant to which Assignor has agreed, among other things, to sell, assign, transfer and convey to Assignee the Property (as defined in the Agreement); and

            WHEREAS, in connection with the sale and purchase of the Property, Assignor has agreed to assign to Assignee all of Assignor's right, title and interest in and to the Space Leases, and Assignee has agreed to assume from Assignor all of Assignor's obligations and liabilities arising from and after the Apportionment Date with respect to the Space Leases. Unless otherwise defined herein, all capitalized terms used in this Assignment shall have the meaning given to such term in the Agreement, and this Assignment shall be subject to and qualified by the terms of the Agreement.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1. Assignment. Assignor hereby assigns, transfers, and conveys to Assignee all of Assignor's right, title and interest in and to the Space Leases.

2. Assumption. Assignee hereby assumes all liabilities and obligations of Assignor under the Space Leases arising from and after the Apportionment Date and agrees to perform all obligations of Assignor under the Leases.

3. Further Assurances. Assignor covenants with Assignee and Assignee covenants with Assignor that each will execute or procure any additional documents necessary to establish the rights of the other hereunder.

4. Counterparts. This Assignment may be executed by the parties in counterparts, in which event the signature pages thereof shall be combined in order to constitute a single original document.

5. Binding Effect. This Assignment shall be binding upon and inure to the benefit of Assignor, Assignee and their respective successors and assigns.

            IN WITNESS WHEREOF, the parties have executed this Assignment as of the date set forth above.

Signed, sealed and delivered
In the presence of:
                                         ______________________________________
                                         a ____________________________________

                                         By: __________________________________
___________________________________      Name: ________________________________
Witness Name: _____________________      Title: _______________________________


                                         (CORPORATE SEAL)

___________________________________
Witness Name: _____________________

                                         ______________________________________
                                         a ____________________________________

                                         By: __________________________________
___________________________________      Name: ________________________________
Witness Name: _____________________      Title: _______________________________


                                         (CORPORATE SEAL)

___________________________________
Witness Name: _____________________

                                    EXHIBIT X

                              FORM OF TENANT NOTICE

[DATE OF SALE CLOSING]

TO:   All Tenants at Grande Lakes Orlando (the "Property")

RE:   [Applicable Leased Space]
      Notification Regarding Change of Ownership

      This letter is to notify you as a Tenant at the Property, that the Property has been sold by THI III GL Investments L.L.C., a Delaware limited liability company ("Seller"), to _______________________ ("Purchaser"). As of the date hereof, your Lease has been assigned by Seller to Purchaser. From the date of this letter, any and all unpaid rent as well as all future rent, or any other amounts due under the terms of your Lease, shall be directed as follows:

      TO: __________________________________
      ATTN: ________________________________
      AT: __________________________________

As part of the sale, all refundable tenant deposits, if any, actually held by Seller with respect to the Property have been transferred to, and Seller's obligations with respect to such deposits have been assumed by, Purchaser as of the date of this letter. Any and all payments of rent (or other sums due under your Lease) hereafter paid to any party other than Purchaser shall not relieve you of the obligation of making said payment to Purchaser.

                                         SELLER:

                                         THI III GL INVESTMENTS L.L.C.

                                         By: __________________________________
                                         Name: ________________________________
                                         Title: _______________________________

                                             PURCHASER:

                                             ___________________________________

                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                    EXHIBIT Y

                      FORM OF SELLER'S CLOSING CERTIFICATE

                          SELLER'S CLOSING CERTIFICATE

            THIS CLOSING CERTIFICATE is made as of the ____ day of ___________, 200__, by ___________________________________, a ___________________ (the
"SELLER"), to __________________________________, a _________________________ (
the "BUYER").

                                R E C I T A L S:

            A. Pursuant to that certain Purchase Agreement dated as of ____________ __, 200__ between Seller and Buyer (together with all amendments and addenda thereto, the "AGREEMENT"), Seller has agreed to sell to Buyer the Property (as defined in the Agreement).

            B. The Agreement requires the delivery of this Closing Certificate. Unless otherwise defined herein, all capitalized terms used in this Assignment shall have the meaning given to such term in the Agreement.

            NOW THEREFORE, pursuant to the Agreement, Seller does hereby represent and warrant to Buyer that:

            1. All of the representations and warranties of Seller contained in
Article III of the Agreement are correct, in all material respects, as of the Closing Date as if made on and as of the Closing Date.

            2. This Certificate is subject to the terms and conditions of the Agreement.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the day and year first above written.

                                      SELLER:

                                      __________________________________,
                                      a _______________________________

                                      By:   ____________________________
                                      Name:_____________________________
                                      Title: ___________________________

                                    EXHIBIT Z

                     FORM OF PURCHASER'S CLOSING CERTIFICATE

                         PURCHASER'S CLOSING CERTIFICATE

            THIS CLOSING CERTIFICATE is made as of the ___ day of ______________, 200__, by ____________________________________, a
_______________________ (the "PURCHASER"), to _______________________________, a
____________________________ (the "SELLER").

                                R E C I T A L S:

            A. Pursuant to that certain Purchase Agreement dated as of _____________ __, 200__ between Seller and Purchaser (together with all amendments and addenda thereto, the "AGREEMENT"), Seller has agreed to sell to Purchaser the Property (as defined in the Agreement).

            B. The Agreement requires the delivery of this Closing Certificate. Unless otherwise defined herein, all capitalized terms used in this Assignment shall have the meaning given to such term in the Agreement.

            NOW THEREFORE, pursuant to the Agreement, Purchaser does hereby represent and warrant to Seller that:

            1. All of the representations and warranties of Purchaser contained in Article IV of the Agreement are correct, in all material respects, as of the Closing Date hereof as if made on and as of the Closing Date.

            2. This Certificate is subject to the terms and conditions of the Agreement.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the day and year first above written.

                                             PURCHASER:

                                             ________________________________,
                                             a ______________________________

                                             By:_____________________________
                                             Name:___________________________
                                             Title:__________________________

                                   EXHIBIT AA

                              SCHEDULED PERSONALTY

11th  Hour (JW)-Business Center

   -  2 Dell Computers

   -  3 HP Printers/Fax

   -  1 Epson Printer

   -  1 Brother Copy Machine

   -  1 E Machine

   -  4 Credit Card Machines

   -  2 Thermal Printers

   -  1 Xerox 265 Copier

11th Hour - Business Center (Ritz-Carlton)

   -  Xerox Copier 265 DL

   -  HP Laser Jet 4000 Printer

   -  HP Laser Jet 1100 Printer

   -  HP 1040 Fax Machine

   -  Epson Stylus C62 Printer

   -  Lexmark Printer

   -  Sharp - Fax Machine

   -  3 Dell Computers

   -  4 Credit Card Machines

   -  3 Thermal Printers

Buena Vista Concessions, Inc. (JW/Ritz)

   -  5 Multi seat bicycles

   -  6 Regular bicycles

Hello Florida, Inc.(JW/Ritz)

   -  Computer, printer

Hertz

   -  Furniture

   -  Computer, printer

JCorl Inc. dba John Craig (JW)

   - All fixtures in store are the property of John Craig excluding POS terminal, picture behind register, and mirror

Lowe and Behold Event Accents, LLC-Floral Shop (JW/Ritz)

   -  Fax Machine

   -  Vases

Mears (JW/Ritz)

   -  1 Computer

   -  1 Printer

Mimi's Boutique, Inc.(JW)

   -  All fixtures in store and POS computer

MVCI (JW)

   -  2 Sales desks

My Three Sons (JW)

   -  1 Soap Dispenser - 3rd Floor JW

   -  1 Sink

   -  3 Whirlpool Washers on guest floors

   -  3 Whirlpool Dryers on guest floors

My Three Sons (JW)

   -  Guest Floors vending equipment & Employee Cafeteria Vending Machines

My Three Son's (JW)

   -  7 Arcade Machines:

         1  Air Hockey

         2  Foosball,

         3  Pacman

         4  Cruisin Exotica

         5  Beachhead

         6  Batman

         7  Time Crisis

   -  1 Token Machine

Arcade machines are periodically changed, per the agreement with My Three Son's

Nat Landau Hyman Jewels, Ltd (JW)

   -  All fixtures in store

New World Orlando LLC dba Normans (Ritz)

   -  All Food & Beverage Inventories

   -  China

   -  Glassware

   -  Flatware

   -  Dining Room Smallwares

   -  Bar & Lounge Smallwares

   -  All Artwork

   -  Kitchen Smallwares

   -  Kitchen Small Equipment

   -  Paper Inventory

   -  Chemical Inventory

   -  Office Supplies

   -  Office Equipment

   -  Linen Inventory

   -  Uniform Inventory

   -  All marketing materials relating to the restaurant

   -  Chef Norman Van Aken's cookbooks

   -  dining room furniture

   -  patio furniture

   -  point of sale system

   -  office computer systems

   -  all logo materials o name, brand, logos and likenesses

   -  all intellectual property

Peet's Coffee (Ritz)

   -  Espresso Machine

Proprietary software and technology (JW/Ritz)

   - Including but not limited to PeopleSoft, PMS, NGS, Delphi. These items are discussed in the management agreement.

Towne Park (JW)

   -  5 Computers (IBM & Dell)

   -  1 Printer

   -  2 Cash Registers

TownPark (Ritz)

   -  1 Computer

   -  1 Printer

   -  1 Cash Register

Trade Winds (JW)

   - JW Pool Towel Hut concession toys (i.e rafts, Styrofoam noodles, intertubes)

Universal Money Centers (JW/Ritz)

   -  2 ATM machines (1 at each hotel)

United Temps-overnight cleaner (JW/Ritz)

   - 2 Storage Containers in Loading Dock Area (containers include all equipment used by the 3rd shift cleaners which includes but is not limited to floor buffers, trash cans, mops, brooms, and cleaning chemicals).

Vila and Son Landscape Co., Inc (JW/Ritz).

   -  One metal storage container approximately 8'x20'x8'

   -  One metal tandem axle trailer approximately 7'x16'x7'

   -  Two Hustler Excel "Super Z" 48" riding lawn mowers

   -  Eight string trimmer/edgers

   -  One power shrub trimmer

   -  Three back pack blowers

   -  Two back pack sprayers (5 gallon)

   -  One electric sprayer (25 gallon)

   -  Two Kawasaki Mule utility vehicles

   -  One F-250 Ford diesel pick up truck

   -  Ten fuel cans (2-5 gallon capacity)

   -  Assorted hand tools such as shovels, rakes, machetes, etc

                                   EXHIBIT BB

                               PROPERTY DOCUMENTS

Date                       Description
03/06/92        Concurrency Vested Rights Certificate #92-000212

05/14/92        Agreement between Orlando Resort A and Valencia Water Control District ["VWCD"] (C-7 canal)

05/14/92        Agreement between Orlando Resort A and VWCD (C-8 Canal)

01/28/93        Development Agreement (between Orlando Resorts A & B and Williamsburg Commercial Limited Partnership ["WCLP"])

03/02/93        Amendment to Development Agreement (Orlando Resorts A & WCLP)

06/29/93        Execution of COE Permits to fill C-7 and C-8 Canals

07/19/93        Attachment to Florida Power Authorization and Agreement

03/12/98        Amended and Restated Agreement (Regarding Canal C-7 and Canal C-8) (VWCD/Orlando Resorts A & B)

4/11/00         Special Warranty Deed by VWCD to SC Orlando, L.L.C.

08/15/00        General Warranty Deed by SC Orlando to Orange County

09/12/00        Non Exclusive  Drainage  Easement and Joint  Utilization  Agreement between SC Orlando and Orange County

10/10/00        Canal Crossing Easement (VWCD to SC Orlando)

06/09/03        Right-of-Way Deed (Right Turn Lane onto JYP)

06/09/03        Right-of-Way Deed (Resort Entrance Acceleration/Deceleration)

06/09/03        Right-of-Way Deed (Excess Lane Entrance Acceleration/Deceleration)

06/09/03        Potable Water and Reclaimed Water Systems Bill of Sale

12/00/03        Settlement Agreement (Marriott/WCLP/JY&CFP)

08/06/04        Joinder and Consent to Dedication (Plat of Grande Lakes Resort)

07/16/99        Binding Letter Issued to Miranda Fitzgerald for Project ABC

7/18/03         Project ABC 1999 Amended Land Use Plan dated 5/19/99, revised 7/18/03

04/19/05        Binding Letter Issued to Jim Hall for Project ABC and Amended Land Use Plan dated 7/19/05, Revised: 8/30/05 and 9/19/05

04/03/92        Letter from Orange County regarding Application for Consistency Vested rights and explanatory memo to Tom
                Schneider

08/13/04        Agreement Regarding Allocation and Assignment of Development Rights and Entitlements (Regarding In-Parcels)
                between THI III GL Land and SC Orlando

08/13/04        Assignment of Developer's Interest Under Declaration of CCR's,  Easements and  Reservations for Grande Lakes
                Master Stormwater Management System between THI III GL Land and SC Orlando

                                   EXHIBIT CC

                              OPERATING STATEMENTS

2003
Owner Consolidated P&L Statement Period 13 2003 as of January 2, 2004
  (GLO-Consolidated)
Owner Consolidated P&L Statement Period 13 2003 as of January 2, 2004 (JW) Owner Consolidated P&L Statement Period 13 2003 as of January 2, 2004 (Ritz) Owner Consolidated P&L Statement Period 13 2003 as of January 2, 2004
  (Ritz Golf)
Format 98 P&L Statement Period 13 2003 as of January 2, 2004 (JW)
Format 98 P&L Statement Period 13 2003 as of January 2, 2004 (Ritz)
Format 98 P&L Statement Period 13 2003 as of January 2, 2004 (Ritz Golf)

2004
Owner Consolidated P&L Statement Period 10 2004 as of October 8, 2004
  (GLO-Consolidated)
Owner Consolidated P&L Statement Period 10 2004 as of October 8, 2004 (JW)
Owner Consolidated P&L Statement Period 10 2004 as of October 8, 2004 (Ritz) Owner Consolidated P&L Statement Period 10 2004 as of October 8, 2004
  (Ritz Golf)
Owner Consolidated P&L Statement Period 11 2004 as of November 5, 2004
  (GLO-Consolidated)
Owner Consolidated P&L Statement Period 11 2004 as of November 5, 2004 (JW) Owner Consolidated P&L Statement Period 11 2004 as of November 5, 2004 (Ritz) Owner Consolidated P&L Statement Period 11 2004 as of November 5, 2004
(Ritz Golf)
Owner Consolidated P&L Statement Period 12 2004 as of December 3, 2004 (GLO-Consolidated)
Owner Consolidated P&L Statement Period 12 2004 as of December 3, 2004 (JW) Owner Consolidated P&L Statement Period 12 2004 as of December 3, 2004 (Ritz) Owner Consolidated P&L Statement Period 12 2004 as of December 3, 2004
  (Ritz Golf)
Owner Consolidated P&L Statement Period 13 2004 as of December 31, 2004
  (GLO-Consolidated)
Owner Consolidated P&L Statement w/ Detail Period 13 2004 as of December 31,
  2004 (JW)
Owner Consolidated P&L Statement w/Detail Period 13 2004 as of December 31, 2004
  (Ritz)
Owner Consolidated P&L Statement w/Detail Period 13 2004 as of December 31, 2004
  (Ritz Golf)
Format 98 P&L Statement Period 13 2004 as of December 31, 2004 (JW)
Format 98 P&L Statement Period 13 2004 as of December 31, 2004 (Ritz)
Format 98 P&L Statement Period 13 2004 as of December 31, 2004 (Ritz Golf)

2005
Owner Consolidated P&L Statement Period 1 2005 as of January 28, 2005 (GLO-Consolidated)
Owner Consolidated P&L Statement Period 1 2005 as of January 28, 2005 (JW) Owner Consolidated P&L Statement Period 1 2005 as of January 28, 2005 (Ritz) Owner Consolidated P&L Statement Period 1 2005 as of January 28, 2005
  (Ritz Golf)
Owner Consolidated P&L Statement Period 2 2005 as of February 25, 2005
  (GLO-Consolidated)
Owner Consolidated P&L Statement Period 2 2005 as of February 25, 2005 (JW) Owner Consolidated P&L Statement Period 2 2005 as of February 25, 2005 (Ritz) Owner Consolidated P&L Statement Period 2 2005 as of February 25, 2005
  (Ritz Golf)
Owner Consolidated P&L Statement Period 3 2005 as of March 25, 2005
  (GLO-Consolidated)
Owner Consolidated P&L Statement Period 3 2005 as of March 25, 2005 (JW) Owner Consolidated P&L Statement Period 3 2005 as of March 25, 2005 (Ritz) Owner Consolidated P&L Statement Period 3 2005 as of March 25, 2005
  (Ritz Golf)
Owner Consolidated P&L Statement Period 4 2005 as of April 22, 2005
  (GLO-Consolidated)

Owner Consolidated P&L Statement Period 4 2005 as of April 22, 2005 (JW)
Owner Consolidated P&L Statement Period 4 2005 as of April 22, 2005 (Ritz)
Owner Consolidated P&L Statement Period 4 2005 as of April 22, 2005 (Ritz Golf) Owner Consolidated P&L Statement Period 5 2005 as of May 20, 2005
  (GLO-Consolidated)
Owner Consolidated P&L Statement Period 5 2005 as of May 20, 2005 (JW)
Owner Consolidated P&L Statement Period 5 2005 as of May 20, 2005 (Ritz)
Owner Consolidated P&L Statement Period 5 2005 as of May 20, 2005 (Ritz Golf) Owner Consolidated P&L Statement Period 6 2005 as of June 17, 2005 (GLO-Consolidated)
Owner Consolidated P&L Statement Period 6 2005 as of June 17, 2005 (JW)
Owner Consolidated P&L Statement Period 6 2005 as of June 17, 2005 (Ritz)
Owner Consolidated P&L Statement Period 6 2005 as of June 17, 2005 (Ritz Golf) Owner Consolidated P&L Statement Period 7 2005 as of July 15, 2005
  (GLO-Consolidated)
Owner Consolidated P&L Statement Period 7 2005 as of July 15, 2005 (JW)
Owner Consolidated P&L Statement Period 7 2005 as of July 15, 2005 (Ritz)
Owner Consolidated P&L Statement Period 7 2005 as of July 15, 2005 (Ritz Golf) Owner Consolidated P&L Statement Period 8 2005 as of August 12, 2005
  (GLO-Consolidated)
Owner Consolidated P&L Statement Period 8 2005 as of August 12, 2005 (JW)
Owner Consolidated P&L Statement Period 8 2005 as of August 12, 2005 (Ritz) Owner Consolidated P&L Statement Period 8 2005 as of August 12, 2005 (Ritz Golf) Owner Consolidated P&L Statement Period 9 2005 as of September 9, 2005
  (GLO-Consolidated)
Owner Consolidated P&L Statement Period 9 2005 as of September 9, 2005 (JW) Owner Consolidated P&L Statement Period 9 2005 as of September 9, 2005 (Ritz) Owner Consolidated P&L Statement Period 9 2005 as of September 9, 2005
  (Ritz Golf)
Owner Consolidated P&L Statement Period 10 2005 as of October 7, 2005
  (GLO-Consolidated)
Owner Consolidated P&L Statement Period 10 2005 as of October 7, 2005 (JW)
Owner Consolidated P&L Statement Period 10 2005 as of October 7, 2005, (Ritz) Owner Consolidated P&L Statement Period 10 2005 as of October 7, 2005
  (Ritz Golf)
Owner Consolidated P&L Statement Period 11 2005 as of November 4, 2005
  (GLO-Consolidated)
Owner Consolidated P&L Statement Period 11 2005 as of November 4, 2005 (JW) Owner Consolidated P&L Statement Period 11 2005 as of November 4, 2005, (Ritz) Owner Consolidated P&L Statement Period 11 2005 as of November 4, 2005
  (Ritz Golf)
Owner Consolidated P&L Statement Period 12 2005 as of December 2, 2005
  (GLO-Consolidated)
Owner Consolidated P&L Statement Period 12 2005 as of December 2, 2005 (JW) Owner Consolidated P&L Statement Period 12 2005 as of December 2, 2005, (Ritz) Owner Consolidated P&L Statement Period 12 2005 as of December 2, 2005
  (Ritz Golf)
Format 98 P&L Statement Period 12 2005 as of December 2, 2005 (JW)
Format 98 P&L Statement Period 12 2005 as of December 2, 2005 (Ritz)
Format 98 P&L Statement Period 12 2005 as of December 2, 2005 (Ritz Golf)

                                   EXHIBIT DD

                            AMENDMENT TO DECLARATION

THIS INSTRUMENT WAS PREPARED BY AND
UPON RECORDATION SHOULD BE RETURNED TO:

RENA HOZORE REISS, ESQ.
MARRIOTT INTERNATIONAL, INC.
DEPARTMENT 52/923
10400 FERNWOOD ROAD
BETHESDA, MARYLAND  20817

CLARIFICATION AND AMENDMENT TO
DECLARATION OF COVENANTS, CONDITIONS,
RESTRICTIONS, EASEMENTS AND RESERVATIONS
FOR
GRANDE LAKES RESORT
ORLANDO, FLORIDA

            THIS CLARIFICATION AND AMENDMENT TO DECLARATION is dated as of this ____ day of ______________, 2006, by THI III GL INVESTMENTS L.L.C., a Delaware limited liability company (hereinafter referred to as "Declarant"), GRANDE LAKES RESORT PROPERTY OWNERS ASSOCIATION, INC., a Florida corporation non-for profit (hereinafter referred to as "ASSOCIATION") and SC ORLANDO L.L.C., a Delaware limited liability company (hereinafter referred to as "SC ORLANDO").

                                   WITNESSETH:

            WHEREAS, Declarant recorded that certain Declaration of Covenants, Conditions, Restrictions, Easements and Reservations for Grande Lakes Resort, Orlando, Florida, dated as of April 1, 2004 (the "DECLARATION") in the land records of Orange County on August 6, 2004 at Official Records Book 07565, at Page 1177, et seq., as Instrument Number 20040510955;

            WHEREAS, in order to confirm the parties' understandings with respect to certain provisions of the Declaration, Declarant, the Association and SC Orlando desire to clarify and amend the Declaration on the terms set forth herein.

            NOW, THEREFORE, for and in consideration of the premises hereof, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Declaration.

            2. Declarant, the Association and SC Orlando, as the Owners of the Resort Site Components, are making this Clarification and Amendment to Declaration pursuant to Article XVIII of the Declaration.

            3. Section 6.6 of the Declaration is hereby deleted in its entirety and the following is inserted in lieu thereof:

                        6.6 RESORT RESIDENTIAL PROPERTY. Resort Residential
                  Property shall be developed and improved as and used, occupied, maintained and enjoyed solely and exclusively for single family resort residential dwelling and related uses and purposes, for interval ownership (sometimes referred to as "time-share" or "fractional interest"), multi-family residential dwelling and other ancillary and/or customarily related recreational uses and activities, including, without limitation, tennis courts and swimming pools, and related garages, parking areas and other amenities in support of the same and for no other uses or purposes whatever, consistent with, in all respects, first-class hotel and resort residential properties in the Orlando, Florida metropolitan area compatible with the standard and character of the Hotels. In addition, no Owner of a Resort Residential Property or Residential Unit Owner may use, develop or subdivide such Resort Residential Property (or permit the use, development or subdivision thereof) for any of the uses or activities listed in EXHIBIT Q; provided, however, that nothing in this Section
                  6.6 or Exhibit Q shall prohibit the rental to transient guests of any interval ownership units developed by Marriott International, Inc., or any of its Affiliates. With respect to the Residential Component South, any development thereon shall include a swimming pool for the use of the residents thereof (which swimming pool shall be constructed and placed in service by the completion of that phase of the development of the Residential Component South which results in Substantial Completion of Construction of more than fifty percent (50% ) of the units legally permissible for, and intended to be developed on, the Residential Component South). With respect to the Residential Component

                  North, any development thereon shall include a swimming pool for the use of the residents thereof (which swimming pool shall be constructed and placed in service by the completion of that phase of the development of the Residential Component North which results in Substantial Completion of Construction of more than fifty percent (50% ) of the units legally permissible for, and intended to be developed on, the Residential Component North).

      4. NO FURTHER MODIFICATION. Except as otherwise expressly clarified and amended hereby, all of the terms and provisions of the Declaration remain unmodified and in full force and effect.

      5. COUNTERPARTS. The parties may execute this Clarification and Amendment to Declaration in any number of counterparts, each of which shall be deemed to constitute an original and all of which, when taken together, shall constitute one and the same document.

                      [Signature blocks begin on next page]

            IN WITNESS WHEREOF, the parties hereto have executed this Clarification and Amendment to Declaration as of the date first above written.

Signed, sealed and delivered in the         THI III GL INVESTMENTS L.L.C., a
presence of the following witnesses:        Delaware limited liability company

_________________________                   By: _______________________
Signature of Witness                        Name: _____________________
                                            Title: ____________________
_________________________
Name of Witness

_________________________
Signature of Witness

_________________________
Name of Witness

STATE OF MARYLAND
COUNTY OF ANNE ARUNDEL

            The foregoing instrument was acknowledged before me this ____ day of ______________, 2005, by ___________________________, as _________________ of
THI III GL Investments L.L.C., a Delaware limited liability company, on behalf of said limited liability company. He is personally known to me or has produced ____________________ as identification.

                                            ____________________________________
                                            Printed Name: ______________________
                                            Notary Public - State of Maryland

                                            Commission No. _____________________
                                            My commission expires: _____________

(NOTARIAL SEAL)

Signed, sealed and delivered in the         GRANDE LAKES RESORT PROPERTY OWNERS
presence of the following witnesses:        ASSOCIATION, INC., a Florida
                                            corporation not-for-profit

_________________________                   By: _______________________
Signature of Witness                        Name: _____________________
                                            Title: ____________________
_________________________
Name of Witness

_________________________
Signature of Witness

_________________________
Name of Witness

STATE OF MARYLAND
COUNTY OF ANNE ARUNDEL

            The foregoing instrument was acknowledged before me this ____ day of ______________, 2005, by ___________________________, as _________________ of
Grande Lakes Resort Property Owners Association, Inc., a Florida corporation not-for-profit, on behalf of said corporation. He is personally known to me or has produced ____________________ as identification.

                                            ____________________________________
                                            Printed Name: ______________________
                                            Notary Public - State of Maryland

                                            Commission No. _____________________
                                            My commission expires: _____________

(NOTARIAL SEAL)

Signed, sealed and delivered in the         SC ORLANDO L.L.C., a Delaware
presence of the following witnesses:        limited liability company

_________________________                   By: _______________________
Signature of Witness                        Name: _____________________
                                            Title: ____________________
_________________________
Name of Witness

_________________________
Signature of Witness

_________________________
Name of Witness

STATE OF MARYLAND
COUNTY OF ____________________

            The foregoing instrument was acknowledged before me this ____ day of ______________, 2005, by ___________________________, as _________________ of SC
Orlando L.L.C., a Delaware limited liability company, on behalf of said limited liability company. He is personally known to me or has produced
____________________ as identification.

                                            ____________________________________
                                            Printed Name: ______________________
                                            Notary Public - State of Maryland

                                            Commission No. _____________________
                                            My commission expires: _____________

(NOTARIAL SEAL)

                                   EXHIBIT EE

                   ESCROW INSTRUCTIONS FOR POST-CLOSING ESCROW

                               _____________, 2006

The Talon Group
111 N. Orange Avenue
Suite 1285
Orlando, Florida  32801
Attention:  Michael J. Moore, Esq.

         Re: Post-Closing Escrow under Purchase and Sale Agreement dated December ___, 2005, by and between THI III GL Investments L.L.C. ("Seller") and CNL Hotels & Resorts, Inc. ("Original Purchaser") (as the same may now or hereafter be amended, the "Agreement")

Gentlemen and Ladies:

      Original Purchaser and Seller entered into the Agreement pursuant to which Purchaser agreed to purchase the Resort as more particularly set forth in the Agreement. Pursuant to the Agreement, Original Purchaser has designated _______________ ("Purchaser") to take title to the Resort. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

      In accordance with Section 14.7 of the Agreement, Seller is establishing a post-closing escrow from a portion of the sales proceeds in the amount of Fifteen Million Dollars ($15,000,000) (which, along with any interest earned thereon, is hereinafter referred to as the "Post-Closing Escrow"). You are to hold the Post-Closing Escrow in escrow and deliver it to Seller or Purchaser in accordance with these instructions.

      If you receive a written statement from Purchaser ("Purchaser's Notice") that (i) requests payment or reimbursement from the Post-Closing Escrow for damages arising from a Seller's Post-Closing Obligations under the Agreement,
(ii) specifies the monetary amount of the damages to be paid or reimbursed and
(iii) certifies that a copy of Purchaser's Notice has been delivered to Seller, on the fourth (4th) business day after receipt of Purchaser's Notice, you shall deliver the requested amount of the Post-Closing Escrow (by delivering cash, certified check or some other form of immediately available funds) to Purchaser, at _________________________,

Attention: _______________, or such other address as Purchaser may request, except that if you receive written notice from Seller or Seller's counsel within three (3) business days after receipt of Purchaser's Notice that Seller disputes Purchaser's right to receive any or all of the Post-Closing Escrow and directs you not to make the foregoing delivery, you shall not deliver any of the Post-Closing Escrow to Purchaser but shall instead retain the Post-Closing Escrow or, if appropriate, interplead and deposit that portion of the Post-Closing Escrow requested in the corresponding Purchaser's Notice with a court of competent jurisdiction.

      As of the close of business on September 24, 2006, you shall return the Post-Closing Escrow, plus any interest thereon, less any Retained Post-Closing Escrow Funds (defined below) and any other funds that may have been previously disbursed hereunder (by delivering cash, certified check or some other form of immediately available funds) to Seller, at c/o Thayer Lodging Group, Inc., 410 Severn Avenue, Suite 314, Annapolis, Maryland 21403, or such other address as Seller may request. For purposes of these instructions, "Retained Post-Closing Escrow Funds" shall be funds in the aggregate amount specified in any and all of the Purchaser's Notices received by you that were not previously distributed to Purchaser from the Post-Closing Escrow or interpleaded and deposited with a court of competent jurisdiction, together with any interest earned thereon. You shall continue to hold the Retained Post-Closing Escrow Funds, if any, in escrow and shall release them in accordance with either (i) joint instructions signed by Seller and Purchaser or (ii) a final order from a court of competent jurisdiction.

      You are not to disclose to any person (other than your attorneys and the parties hereto, their lenders, employees, agents or independent contractors) any information about the Agreement or its existence or this letter of instructions (except as mutually requested by the parties or as may be required by a court in any litigation or by law).

      You are to maintain the Post-Closing Escrow in a federally-insured interest-bearing account in a financial institution in the Orlando, Florida metropolitan area, and all interest accruing thereon (including interest accruing on any Retained Post-Closing Escrow Funds) shall be added to and become a part of the Post-Closing Escrow. However, we understand that you assume no responsibility for, nor will we hold you liable for, any loss accruing due to bank failure and/or takeover by a federal regulatory agency, or which arises solely from the fact that the escrow amount exceeds One Hundred Thousand Dollars ($100,000) and that the excess amount is not insured by the Federal Deposit Insurance Corporation. Nor shall you be required to institute legal proceedings of any kind pursuant to these instructions, nor be required to defend any legal proceedings which may be instituted against you with respect to the subject matter of these instructions unless you are requested to do so by Purchaser or Seller and arrangements reasonably satisfactory to you have been made to indemnify you against the cost and expense of such defense by the party making such request. If any dispute shall arise with respect to these instructions, whether such dispute arises between the parties hereto or between the parties hereto and other persons, you may interplead such Post-Closing Escrow. Title Company shall be responsible only for the performance of such duties as are strictly set forth herein and in no event shall Title Company be liable for any act or failure to act under the provisions of this letter except where such action or inaction is the result of Title Company's willful misconduct or gross negligence.

      Seller and Purchaser each hereby agrees to indemnify you and hold you harmless against any loss, liability or damage (including the cost of litigation and reasonable counsel fees) incurred in connection with the performance of your duties hereunder except as a result of your willful misconduct or gross negligence.

      Please indicate your agreement to comply with the foregoing instructions by executing at least two copies of this letter and returning one to Purchaser's counsel and one to Seller's counsel.

                                            Very truly yours,

                                            SELLER

WITNESS                                     THI III GL INVESTMENTS, L.L.C.

_________________                           By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                            PURCHASER

WITNESS

                                            By:_________________________________
_________________                           Name:_______________________________
                                            Title:______________________________

ACKNOWLEDGED AND AGREED:

THE TALON GROUP

By:____________________________
Name:__________________________
Its:___________________________

Date:__________________________

                                   EXHIBIT FF

                           ASSIGNMENTS OF DECLARATIONS

This instrument prepared by and
following recordation should be returned to:

_________________________________________
_________________________________________
_________________________________________
_________________________________________

               ASSIGNMENT OF [DEVELOPER'S] [DECLARANT'S] INTEREST
                  UNDER [DECLARATION OF COVENANTS, CONDITIONS,
                  RESTRICTIONS, EASEMENTS AND RESERVATIONS FOR
                GRANDE LAKES MASTER STORMWATER MANAGEMENT SYSTEM]
              [DECLARATION OF COVENANTS, CONDITIONS, RESTRICTIONS,
              EASEMENTS AND RESERVATIONS FOR GRANDE LAKES RESORT]

            This ASSIGNMENT OF [DEVELOPER'S] [DECLARANT'S] INTEREST UNDER DECLARATION OF COVENANTS, CONDITIONS, RESTRICTIONS, EASEMENTS AND RESERVATIONS FOR GRANDE LAKES MASTER STORMWATER MANAGEMENT SYSTEM [DECLARATION OF COVENANTS, CONDITIONS, RESTRICTIONS, EASEMENTS AND RESERVATIONS FOR GRANDE LAKES RESORT] (hereinafter referred to as the "Assignment") made and executed this ___ day of __________, 2006 (the "Effective Date") by ___________________________, a
___________________________, whose address for purposes of this instrument is c/o Thayer Lodging Group, Attn: David J. Weymer, 410 Severn Avenue, Suite 314, Annapolis, Maryland 21403 (hereinafter referred to as "Assignor") to, and in favor and for the benefit of ___________________________, a
___________________________, whose address for purposes of this instrument is c/o _____________________________________________ (hereinafter referred to as
"Assignee"),

                                   WITNESSETH:

            WHEREAS, Assignor is the record owner of that certain real property located in Orange County, Florida which is legally and more particularly described on EXHIBIT A attached hereto and made a part hereof (hereinafter referred to as the "Property"); and

            WHEREAS, Assignor is as of the Effective Date selling, transferring and conveying the Property, as the same is described on EXHIBIT A, to Assignee by Special Warranty Deed executed and delivered on or about the Effective Date and heretofore recorded or to be hereafter recorded among the Public Records of Orange County, Florida; and

            WHEREAS, the Property is subject to and encumbered by that certain [Declaration of Covenants, Conditions, Restrictions, Easements and Reservations for Grande Lakes Master Stormwater Management System executed by each of SC Orlando, L.L.C. and Assignor, as "Developers" thereunder, joined by Grande Lakes Stormwater Management Association, Inc. and recorded on August 7, 2003 as an instrument 20030444708 in Official Records Book 7038 at Pages 2091 et seq. of the Public Records of Orange County, Florida (as amended, hereinafter referred to as the "Stormwater Declaration")] [Declaration of Covenants, Conditions, Restrictions, Easements and Reservations for Grande Lakes Resort, executed by Assignor and Grande Lakes Resort Property Owner's Association, Inc., as "Declarant" thereunder, and recorded on August 4, 2004, as an Instrument 20040510955 in Official Records Book 7568, at Page 1177 et seq. of the Public Records of Orange County, Florida (as amended, hereinafter referred to as the "Declaration")]; and

            WHEREAS, [Section 1.13 of the Stormwater Declaration includes a definition of the term "Developers," as that term is used in the Stormwater Declaration] [Article 1 of the Declaration includes a definition of the term "Declarant," as that term is used in the Declaration]; and

            NOW, THEREFORE, for and in consideration of the foregoing premises of this Assignment, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby sell, transfer and specifically assign to Assignee all of Assignor's respective rights and all of Assignor's respective duties as a [Developer under the Stormwater Declaration with respect to the Property] [Declarant under the Declaration] such that, upon the recordation of both (a) this Assignment and (b) the above-described Special Warranty Deed from Assignor to Assignee transferring and conveying title to the Property to Assignee among the Public Records of Orange County, Florida, Assignee shall thereupon become and thereafter be [one of the "Developers"] ["Declarant"] as that term is defined in [Section 1.13 of the Stormwater Declaration] [Article 1 of the Declaration].

            ASSIGNEE, by its execution and delivery of this Assignment, does hereby accept the within and foregoing assignment of all of Assignor's respective rights and does hereby assume all of Assignor's respective duties as a [Developer under the Stormwater Declaration with respect to the Property] [Declarant under the Declaration] and hereby agrees to become [one of the "Developers,"] ["Declarant"] as that term is defined in [Section 1.13 of the Stormwater Declaration,] [Article 1 of the Declaration].

                         [SIGNATURES ON FOLLOWING PAGES]

            IN WITNESS WHEREOF, each of Assignor and Assignee has caused these presence to be executed by and through their respective undersigned officers thereunto duly authorized as of the Effective Date.

Signed, sealed and delivered in the         ASSIGNOR:
presence of the following witnesses:

                                            ____________________________________
_____________________________
Signature of Witness

                                            By:_________________________________
_____________________________               Name:_______________________________
Type/Print Name of Witness                  Title:______________________________

_____________________________
Signature of Witness

_____________________________
Type/Print Name of Witness

STATE OF ___________  )
                      ) ss:
COUNTY OF _________   )

            The foregoing instrument was acknowledged before me this ___ day of __________, 2006, by ______________________, as ______________________of
______________________, a ______________________, on behalf of said
______________________. He is personally known to me or has produced a driver's license as identification.

                                            ____________________________________
                                            Name:_______________________________
                                            Notary Public - State of____________
                                            Commission No.______________________
                                            My commission Expires:______________

(NOTARY SEAL)

Signed, sealed and delivered in the         ASSIGNEE:
presence of the following witnesses:

                                            ____________________________________
____________________________
Signature of Witness

                                            By:_________________________________
____________________________                Name:_______________________________
Type/Print Name of Witness                  Title:______________________________

____________________________
Signature of Witness

____________________________
Type/Print Name of Witness

STATE OF ___________    )
                        ) ss:
COUNTY OF _________     )

            The foregoing instrument was acknowledged before me this ___ day of __________, 2006, by ______________________, as ______________________of
______________________, a ______________________, on behalf of said
______________________. He is personally known to me or has produced a driver's license as identification.

                                            ____________________________________
                                            Name:_______________________________
                                            Notary Public - State of____________
                                            Commission No.______________________
                                            My commission Expires:______________

(NOTARY SEAL)

                                    EXHIBIT A

                        [ADD MORTGAGEE JOINDER IF NEEDED]